UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Paybox Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐
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Paybox Corp
500 E. Broward Blvd., Suite #1550
Ft. Lauderdale, FL 33394

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2017
To Our Stockholders:
Notice is hereby given that a Special Meeting of Stockholders of Paybox Corp, a Delaware corporation (the “Company”), will be held at the offices of Marcum LLP, 450 East Las Olas Boulevard, Ninth Floor, Fort Lauderdale FL 33301, on Wednesday, May 3, 2017, at 10:00 A.M. ET (the “Special Meeting”) for the following purpose:

To consider and vote upon a proposal to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to change the number of issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “common stock”) by effecting a 1-for-200 reverse stock split (the “reverse stock split”), as further described in the accompanying proxy statement (“proxy statement”), as a result of which stockholders of record who hold fewer than 200 shares of common stock before the reverse stock split will receive a cash payment of $0.40 per pre-reverse stock split share in lieu of receiving a fractional post-reverse stock split share.

The Board of Directors unanimously approved the proposal and recommends that you vote “FOR” the proposal.
The primary effect of the reverse stock split will be to reduce the Company’s total number of record holders to below 500 persons by cashing out any stockholders of record with fewer than 200 shares. This will allow the Company to cease registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company anticipates that the reverse stock split will result in material cost savings to the Company beginning in 2017, while also allowing management to focus on operating the business and growing stockholder value.
Please promptly complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares are represented at the Special Meeting. If you attend the Special Meeting, you may vote in person, if you wish to do so, even if you have returned a proxy. Only stockholders of record at the close of business on April 11, 2017 are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our offices. The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. If you have any further questions concerning the Special Meeting or any of the items of business to be presented, please contact Matthew Oakes, Chief Executive Officer, at (954) 510-3785.

Thank you for your attention to this important matter.
BY ORDER OF THE BOARD OF
DIRECTORS

/s/ Matthew E. Oakes
Chairman of the Board of Directors, Chief Executive Officer and President
Ft. Lauderdale, FL
April 11, 2017

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting to Be Held on May 3, 2017:
The Proxy Materials for the Special Meeting, including the proxy statement, are available at http:// www.gopaybox.com
* * * * * *
Information on our website, other than this proxy statement, is not part of this proxy statement.

TABLE OF CONTENTS
Page

SUMMARY TERM SHEET	1

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT AND THE SPECIAL MEETING	6

SPECIAL FACTORS	11
Purposes of and Reasons for the Reverse Stock Split	11
Background of the Reverse Stock Split	13
Fairness of the Reverse Stock Split	14
Recommendation of the Board of Directors	17
Alternatives Considered	17
Effects of the Reverse Stock Split	17
Projections	23
Conduct of Our Business after the Reverse Stock Split	24
Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons	27
Sources of Funds and Expenses	28
Stockholder Approval	29
Effective Date	29
Termination of the Reverse Stock Split	29
Process for Payment for Fractional Shares	29
No Appraisal or Dissenters’ Rights	30
Potential Anti-Takeover Effects of Amendment	30
Escheat Laws	31
Regulatory Approvals	31
Litigation	31

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	31

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT	32
Annex Relating to Proposal No. 1	32
Vote Required for Approval of Proposal No. 1	32
Recommendation of our Board of Directors	32

 i

INFORMATION ABOUT THE COMPANY	33
Name and Address	33
Market Price of Common Stock; Dividends	33
Stockholders	33
Prior Public Offerings	33
Stock Purchases	34
Certain Information Concerning the Company, the Company’s Directors and Executive Officers and the Filing Persons	34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

SPECIAL MEETING AND VOTING INFORMATION	36
Outstanding Voting Securities and Voting Rights	36
Record Date	36
Information Concerning Proxies; Revocation of Proxies	36
Solicitation of Proxies	36
Quorum and Certain Voting Matters	36
Voting of Proxies	36
Adjournment or Postponement	36

FINANCIAL INFORMATION	37
Summary Historical Financial Information	37
Pro Forma Consolidated Financial Statements (Unaudited)	39

WHERE YOU CAN FIND MORE INFORMATION	41

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS	41

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING	41

OTHER BUSINESS	42

ANNEX A CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF PAYBOX CORP	A-1

ANNEX B FAIRNESS OPINION OF KIDRON DATED MARCH 22, 2017	B-1

ANNEX C PROXY CARD	C-1

ii

Paybox Corp
500 E. Broward Blvd., Suite #1550
Ft. Lauderdale, FL 33394
________________

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2017
________________
INTRODUCTION
This proxy statement is furnished to stockholders of Paybox Corp, a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Special Meeting scheduled to be held on Wednesday, May 3, 2017 at 10:00 A.M. ET at the offices of Marcum LLP, 450 East Las Olas Boulevard, Ninth Floor, Fort Lauderdale FL 33301, and at any and all adjournments or postponements thereof. “We,” “our” or “us” in this proxy statement refer to the Company.
Stockholders of the Company are being asked to consider and vote upon the following proposal at the Special Meeting:
To approve, subject to final action by the Board of Directors, an amendment to the Company’s Certificate of Incorporation, whereby the Company will effect a 1-for-200 reverse stock split such that stockholders of record who hold fewer than 200 shares of common stock will have such shares cancelled and converted into the right to receive $0.40 for each share of common stock held of record prior to the reverse stock split.

The proposed amendment to accomplish the reverse stock split is attached to this proxy statement as Annex A.
The Board of Directors has decided that the costs of being a Securities and Exchange Commission (“SEC”) reporting company outweigh the benefits and, thus, it is no longer in the best interests of the Company or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. The reverse stock split will enable us to terminate the registration of our common stock under the Exchange Act, if, after the reverse stock split, there are fewer than 500 record holders of our common stock and we make the necessary filings with the SEC.
The Board has fixed April 11, 2017 as the record date for the Special Meeting. Stockholders of record as of the record date are entitled to vote at the Special Meeting and any postponements or adjournments thereof. We cannot complete the reverse stock split unless the holders of at least a majority of the issued and outstanding shares of common stock on the record date approve the amendment to the Certificate of Incorporation to effect the reverse stock split at the Special Meeting. On the record date, there were 13,153,160 shares of common stock outstanding. Our executive officers, directors and 10% stockholders, who together own or vote approximately 60.90% of the shares outstanding on the record date, have indicated they will vote in favor of the proposed amendment to the Certificate of Incorporation with respect to all shares for which they hold or share voting power.
We urge you to read this proxy statement carefully and in its entirety, including the attached Annexes. The accompanying Notice of Special Meeting of Stockholders, form of proxy, and this proxy statement are first being mailed to stockholders on or about April 11, 2017.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.
SUMMARY TERM SHEET

The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the proposed reverse stock split, but may not contain all of the information that is important to you. For a more complete description of the reverse stock split, we urge you to carefully read this proxy statement and all of its Annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.

Information About the Reverse Stock Split

●
The Board of Directors, after consideration of numerous factors, has authorized an amendment to the Company’s Certificate of Incorporation that would effect a 1-for-200 reverse stock split of our common stock.
●
We anticipate that the reverse stock split will be effected as soon as possible after the date of the Special Meeting, subject to stockholder approval and subsequent final action by our Board of Directors, on the date the Company files a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or on any later date that the Company may specify in such Certificate of Amendment. Following the effective date of the reverse stock split, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to turn in their stock certificates and receive the cash payments. Those stockholders entitled to a cash payment should not turn in their stock certificates at this time. See “Special Factors – Effective Date” on page 27.
●
As a result of the reverse stock split, each holder of record of fewer than 200 shares immediately before the effective date will receive cash in the amount of $0.40 (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share and will no longer be a stockholder of the Company.
●
See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 11 and “Special Factors – Effects of the Reverse Stock Split” on page 17.
Purposes of and Reasons for the Reverse Stock Split

●
The Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. The reverse stock split will enable us to terminate the registration of our common stock under the Exchange Act, if, after the reverse stock split, there are fewer than 500 record holders of our common stock and we make the necessary filings with the SEC. Our reasons for proposing the reverse stock split include the following:
o
Annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act, including ongoing expenses for compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (if the Board of Directors decides not to maintain compliance pursuant to the Sarbanes-Oxley Act), and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, which we estimate will be approximately between $590,000 and $675,000 per year.
o
The large number of beneficial holders of our common stock who hold fewer than 200 shares and whose holdings have a value of less, and in many cases substantially less, than $50 at current market price.
o
The opportunity to avoid application of the “penny stock” rules to the Company’s common stock.
o
The limited public trading volume and liquidity of our common stock.
o
The opportunity to avoid application of the “penny stock” rules to the Company’s common stock.
o
The ability of our small stockholders (those holding fewer than 200 shares) to liquidate their holdings in us and receive a price for their shares that we believe is fair and attractive, without incurring brokerage commissions.

See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 11.
Effects of the Reverse Stock Split

●
As a result of the reverse stock split:
o
The number of issued and outstanding shares of our common stock will be reduced proportionately based on the reverse stock split ratio of 1-for-200;
o
The number of authorized shares of common stock will not be reduced. Consequently, the number of authorized but unissued shares of common stock will increase as a result of the reverse stock split;
o
The number of our stockholders of record will, we expect, be reduced below 500, which will allow us to terminate the registration of our common stock under the Exchange Act. Effective on, and following the termination of the registration of our common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies and will be able, if the Board of Directors so determines, to eliminate most of the expenses related to the disclosure, reporting and compliance requirements of the Sarbanes-Oxley Act.
o
Each share of common stock held by a stockholder of record owning fewer than 200 shares immediately prior to the effective date of the reverse stock split will be converted into the right to receive $0.40 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share.
o
Each share of common stock held by a stockholder of record owning 200 shares or more immediately prior to the effective date of the reverse stock split will be reduced proportionately based on the reverse stock split ratio of 1-for-200.

o
The Board of Directors anticipates that our common stock will continue to be quoted on OTC Markets, although we expect to be quoted on the lower OTC Pink tier and not the OTCQB tier where the common stock is currently quoted. Liquidity is likely to continue to be limited, and may be further adversely affected because we will no longer file the reports required by the Exchange Act.
o
Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to recovery of “short-swing” profits from the sale of shares of our common stock.
o
Persons acquiring more than 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.
o
Since our obligation to file periodic and other filings with the SEC will be suspended, our continuing stockholders may have access to less information about us and our business, operations and financial performance.
o
The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise.
o
the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plan will be reduced proportionately based on the reverse stock split ratio of 1-for-200.
●
Upon the effectiveness of the reverse stock split and as a result of the reduction of the number of shares of common stock outstanding by approximately 13,153,160, we estimate that the ownership percentage of our shares of common stock held by our current directors, executive officers and 10% stockholders will increase from approximately 60.90% to 61.03%. The increase in the ownership percentage of our shares of common stock held by our current directors, executive officers and 10% stockholders and the reduction in the number of shares outstanding following the completion of the reverse stock split is based upon information we received as of December 2, 2016 from our transfer agent, Manhattan Transfer Registrar Company, as to our record holders, and information we have received regarding the holdings of beneficial owners of our common stock held in street name.
See “Special Factors – Effects of the Reverse Stock Split” beginning on page 17, “Special Factors – Alternatives Considered” beginning on page 19, “Special Factors – Fairness of the Reverse Stock Split” beginning on page 14 and “Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” beginning on page 26.
Fairness of the Reverse Stock Split
●
The Board of Directors fully considered and reviewed the terms, purposes and effects of the reverse stock split. Based on its review, the Board of Directors unanimously determined that the reverse stock split is procedurally and substantively fair to our stockholders, including the unaffiliated stockholders who will receive cash consideration in the reverse stock split and unaffiliated stockholders who will continue as our stockholders.
●
The Board of Directors considered a number of factors in reaching its determinations, including:
o
the fairness opinion prepared by Kidron Capital Advisors LLC (“Kidron”) dated March 22, 2017, to the effect that, as of the date and based upon the assumptions made, matters considered and limits of review set forth in Kidron’s written opinion, the consideration to be received by stockholders owning fewer than 200 shares of common stock immediately prior to the effective date of the reverse stock split pursuant to the reverse stock split is fair, from a financial point of view, to such stockholders;
o
anticipated annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act, including, potentially, ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, which we estimate will be approximately between $590,000 and $675,000 per year;
o
the limited trading volume and liquidity of our shares of common stock and the opportunity the reverse stock split affords our smallest stockholders to obtain cash for their shares in a relatively limited trading market and at a price that we believe is fair and attractive without incurring brokerage commissions;
o
the reverse stock split will not be applied differently to holders of shares of our common stock based on their affiliate status; however, because the number of shares owned by a stockholder is a factor considered in determining affiliate status, as a practical matter, the stock of affiliated stockholders will not be cashed out in the reverse stock split;
o
stockholders that desire to retain their equity interest in us after the reverse stock split can increase the number of shares they hold to 200 shares or more prior to the effective date of the reverse stock split, thereby avoiding being cashed-out, however; given the historically limited liquidity in our stock, there can be no assurance that any shares will be available for purchase and thus there can be no assurance that a stockholder will be able to acquire sufficient shares to meet or exceed the required 200 shares prior to the effective date of the reverse stock split.
See “Special Factors – Fairness of the Reverse Stock Split” beginning on page 14 and “Special Factors – Opinion of Kidron” beginning on page 20.
Advantages of the Reverse Stock Split

There are several advantages associated with the reverse stock split, including the following:

●
We expect to realize annual cost savings as a result of the termination of the registration of our shares of common stock under the Exchange Act.
●
Our smallest stockholders will have the opportunity to obtain cash for their shares at a price that we believe is fair and attractive, without incurring brokerage commissions.
●
The reverse stock split will not be applied to our directors, executive officers and stockholders who own more than 10% of our outstanding common stock, which we refer to in this proxy statement as our “affiliates”, differently than to stockholders who are not directors, executive officers or 10% stockholders, which we refer to in this proxy statement as our “unaffiliated stockholders”, including unaffiliated cashed out stockholders and unaffiliated continuing stockholders. The sole determining factor as to whether a stockholder will be a continuing stockholder after the reverse stock split is the number of shares of our common stock that they own on the effective date of the reverse stock split. However, because the number of shares held by a stockholder is a factor in determining affiliate status, as a practical matter, the stock of affiliated stockholders will not be cashed out in the reverse stock split.
●
Stockholders that desire to retain their equity interest in us after the reverse stock split can increase the number of shares they hold to 200 shares or more prior to the effective date of the reverse stock split, thereby avoiding being cashed out, although, there can be no assurance that a stockholder will be able to acquire sufficient shares to meet or exceed the required 200 shares prior to the effective date of the reverse stock split.
●
The Company has a substantial number of very small stockholders, whose continuing maintenance is uneconomical for the Company, who would be cashed out in the reverse stock split.
●
As a result of the reverse stock split our common stock would cease to be subject to the penny stock rules under the Exchange Act
See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 11 and “Special Factors – Fairness of the Reverse Stock Split” beginning on page 14.
Disadvantages of the Reverse Stock Split

If the reverse stock split occurs, there will be certain disadvantages to stockholders, including the following:
●
Stockholders owning less than 200 shares will no longer have any ownership interest in the Company and will no longer participate in any future earnings and growth.
●
We will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements as required under the Exchange Act. While we intend to continue to prepare audited financial statements and periodic unaudited financial statements and to make certain of those financial statements available to stockholders through our website, we will not be under any continuing obligation to do so. We will not be providing periodic reports in the format currently required of us under the provisions of the Exchange Act and, as a result, continuing stockholders will have access to less information about us and our business, operations, and financial performance.
●
We will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act (other than general anti-fraud provisions), but the Board of Directors may decide, in its sole discretion, to maintain its compliance with all or portions of the Sarbanes-Oxley Act.
●
We anticipate that our common stock will continue to be quoted on OTC Markets. However, we expect that our stock will no longer be quoted on the OTCQB tier, and will instead be quoted on the lower OTC Pink tier. Also, trading opportunities on OTC Markets will be dependent upon whether any broker-dealers commit to make a market for our common stock, so that we cannot guarantee that our common stock will continue to be quoted on OTC Markets. In addition, because of the possible limited liquidity of our common stock, the suspension of our obligation to publicly disclose financial and other information following the reverse stock split, and the deregistration of our common stock under the Exchange Act, continuing stockholders may potentially experience a significant decrease in the value of their common stock.
●
Our directors, executive officers and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our directors, executive officers and 10% stockholders will no longer be subject to the recovery of the short-swing profits provisions of the Exchange Act, and persons acquiring more than 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.
●
We estimate that the cost of payment to the holders of less than 200 shares, professional fees and other expenses of the reverse stock split will total approximately $460,000. As a result, immediately after the reverse stock split, our cash balances on hand will be reduced by the costs incurred in the reverse stock split.
●
The reverse stock split will result in the suspension, and not the termination, of our filing obligations under the Exchange Act. If on the first day of any fiscal year after the suspension of our filing obligations we have more than 500 stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act, which would result in our once again incurring many of the expenses that we expect to save by virtue of the reverse stock split.
●
Under Delaware law, our Certificate of Incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the reverse stock split.
●
The potentially reduced liquidity of our common stock may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain top executive talent.

●
Since our common stock will no longer be registered with the SEC, and we will not be filing the periodic reports and proxy statements required under the Exchange Act, it may be more difficult for us to raise equity capital from public or private sources.
●
Our decision to deregister and cease reporting with the SEC could impair our image with customers, suppliers and other constituency.
See “Special Factors – Fairness of the Reverse Stock Split” beginning on page 14.
Voting Information

●
The affirmative vote the holders of a majority of all shares of common stock issued and outstanding and entitled to vote at the Special Meeting will be required to approve the proposed amendments to the Certificate of Incorporation to effect the reverse stock split. Our directors and executive officers have indicated that they intend to vote their shares of our common stock (including the shares of certain of their affiliates, 8,010,275 shares, or approximately 60.90% of our issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the reverse stock split. See “Special Factors – Stockholder Approval” beginning on page 27 and “Special Meeting and Voting Information – Quorum and Certain Voting Matters” on page 34.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

●
The receipt of cash by a holder of less than 200 shares generally will be taxable for U.S. federal income tax purposes. A continuing stockholder who does not receive cash in the reverse stock split generally should not recognize any gain or loss with respect to the reverse stock split for U.S. federal income tax purposes. See “Special Factors – Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 23.
Termination of the Reverse Stock Split

●
The Board of Directors has reserved the right to abandon the reverse stock split if it believes the reverse stock split is no longer in our best interests, and the Board of Directors has retained authority, in its discretion, to withdraw the reverse stock split from the agenda of the Special Meeting prior to any vote. In addition, even if the reverse stock split is approved by stockholders at the Special Meeting, the Board of Directors may determine not to implement the reverse stock split if it subsequently determines that the reverse stock split is not in our best interests. See “Special Factors – Termination of the Reverse Stock Split” on page 28.

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address potential questions regarding the reverse stock split and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and any information and documents referred to or incorporated by reference in this proxy statement.
Where and when is the Special Meeting?

The Special Meeting will be held at the offices of Marcum LLP, 450 East Las Olas Boulevard, Ninth Floor, Fort Lauderdale FL 33301 on Wednesday, May 3, 2017, at 10:00 A.M. ET.
What am I being asked to vote on at the Special Meeting?

Our stockholders will consider and vote upon the proposal to amend the Certificate of Incorporation to effect the reverse stock split.

What is the reverse stock split?

The reverse stock split is a reduction of the number of our authorized and issued and outstanding common stock in a ratio of 200 shares prior to the reverse stock split to one share following the reverse split. Stockholders that own less than 200 shares prior to the reverse stock split will cease to own any shares of our common stock and instead will receive cash for their shares. The number of authorized shares of common stock will not be reduced as a result of the reverse stock split, however. Consequently, the number of authorized but unissued shares of common stock will increase as a result of the reverse stock split.

How does the Board recommend that I vote on the proposal?

The Board unanimously recommends that you vote “FOR” the proposal to amend the Certificate of Incorporation to effect the reverse stock split.
What is the purpose of the reverse stock split?

The Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. The reverse stock split will enable us to terminate the registration of our common stock under the Exchange Act if, as we anticipate, after the reverse stock split there are fewer than 500 record holders of our common stock, and we make the necessary filings with the SEC.
Our reasons for proposing the reverse stock split include:
●
Annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act, including, potentially, ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, which we estimate will be approximately between $590,000 and $675,000 per year.
●
The large number of beneficial holders of our common stock who hold fewer than 200 shares and whose holdings have a value of less, and in many cases substantially less, than $50 at current market values.
●
The opportunity to avoid application of the “penny stock” rules to the Company’s common stock.
●
The limited public trading volume and liquidity of our common stock.
●
The ability of our small stockholders (those holding fewer than 200 shares) to liquidate their holdings in the Company and receive a price that we believe is fair and attractive, without incurring brokerage commissions.
●
The ability of our management to focus on long-term growth without an undue emphasis on short-term financial results.
What does the deregistration of our common stock mean?

Following the reverse stock split, we expect that we will have fewer than 500 stockholders of record, which will enable us to take action to terminate the registration of our common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer be required to file annual, quarterly and other reports with the SEC and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock. Any trading in our common stock will continue in privately negotiated sales or on OTC Markets. However, trading opportunities on OTC Markets will be dependent upon whether any broker-dealers commit to make a market for our common stock, and we cannot guarantee that our common stock will continue to be quoted on OTC markets.

What is OTC Markets?

The OTC Markets collects and publishes quotes of market makers for over-the-counter securities through its website at www.otcmarkets.com. OTC Markets has a number of tiers on which securities may be listed, depending, in part, on the information available with respect to the issuer of the securities. Our common stock is currently traded on the OTCQB tier. Following consummation of the reverse stock split, when we will no longer be filing reports under the Exchange Act, we anticipate that our common stock will trade on the lower OTC Pink tier.
How will the reverse stock split affect the day to day operations of the Company?

Though the reverse stock split will have very little effect on the Company’s business and operations, it will reduce management time spent on compliance and disclosure matters attributable to our Exchange Act filings, and may therefore enable management to increase its focus on managing our business and growing stockholder value.
What will I receive in the reverse stock split?

If you own fewer than 200 shares of our common stock immediately prior to the effective date of the reverse stock split, you will receive $0.40 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, from us for each pre-reverse stock split share that you own. If you own 200 shares or more of our common stock immediately prior to the effective date of the reverse stock split, you will not receive any cash payment for your shares in connection with the reverse stock split.
What potential conflicts of interest are posed by the reverse stock split?

Our directors, executive officers and 10% stockholders may have interests in the reverse stock split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. While our Board of Directors recommends a vote “FOR” the reverse stock split, to the Company’s knowledge, none of the Company’s affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the reverse stock split. Our directors and executive officers have indicated that they intend to vote their shares of our common stock, including shares of certain of their affiliates (8,010,275 shares, or approximately 60.90% of our issued and outstanding shares eligible to vote at the Special Meeting), “FOR” the reverse stock split and, if so, approval of the reverse stock split would be assured regardless of how any other stockholders vote their shares.
Upon the effectiveness of the reverse stock split, the aggregate number of shares of our common stock owned by our current directors, executive officers and 10% stockholders will be reduced proportionately by the reverse stock split ratio of 1-for-200 and the ownership percentage of the shares of our common stock held by our current directors, executive officers and 10% stockholders will increase by approximately 0.13% from 60.90% to 61.03% as a result of the reduction of the number of shares of our common stock outstanding. Each of our directors and executive officers will continue to own our common stock and will continue to serve as a director or executive officer after the reverse stock split. Directors, executive officers and any stockholders who own more than 10% of our outstanding common stock will experience certain advantages after the reverse stock split in that they will be relieved of certain SEC reporting requirements and will no longer be subject to the “short-swing profit” trading recovery provisions under Section 16 of the Exchange Act. Information regarding our officers’ and directors’ compensation and stock ownership will no longer be publicly available, and persons acquiring more than 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, by deregistering our common stock under the Exchange Act subsequent to the consummation of the reverse stock split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officers, although no such loans currently are contemplated.
What if I hold fewer than 200 shares of common stock and hold all of my shares in street name?

If you hold fewer than 200 shares of our common stock in street name, your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our common stock and that it may hold 200 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the reverse stock split as affecting beneficial owners’ shares. It is our desire to treat stockholders holding fewer than 200 shares of our common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. However, we or our transfer agent, Manhattan Transfer Registrar Company, may not have the necessary information to compare your record holdings with any shares that you may hold in street name in a brokerage account and these banks, brokers and other nominees may have different procedures for processing the reverse stock split. Accordingly, if you hold your shares of our common stock in street name, we encourage you to contact your bank, broker or other nominee.
What happens if I own a total of 200 or more shares of common stock beneficially through multiple brokerage firms in street name, or through a combination of record ownership in my name and one or more brokerage firms in street name?

We may not have the information to compare your record holdings and your ownership through a brokerage firm or to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the minimum number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of record and street name or through accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the reverse stock split, we recommend that you combine your holdings in one brokerage account or transfer any shares held through a brokerage firm into record name prior to the effective date of the reverse stock split. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the reverse stock split’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

If I own fewer than 200 shares of common stock, is there any way I can continue to be a stockholder of the Company after the reverse stock split?

If you own fewer than 200 shares of our common stock before the reverse stock split, the only way you can continue to be a stockholder of the Company after the reverse stock split is to acquire, prior to the effective date, sufficient additional shares to cause you to own a minimum of 200 shares on the effective date. However, given the historically limited liquidity of our common stock, we cannot assure you that any shares will be available for purchase and thus there can be no assurance that you will be able to acquire sufficient shares to meet or exceed the required 200 shares. In such an instance, you would no longer remain a stockholder of the Company after the effective date.
Is there anything I can do if I own 200 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the reverse stock split?

If you own 200 or more shares of our common stock before the reverse stock split, you can only receive cash for all of your shares if, prior to the effective date, you reduce your stock ownership to fewer than 200 shares by selling or otherwise transferring shares. However, there can be no assurance that any purchaser for your shares will be available.
Who is entitled to vote at the Special Meeting?

Only holders of record of our common stock as of the close of business on April 11, 2017, are entitled to notice of, and to vote at, the Special Meeting.
How many shares were outstanding on the record date?

At the close of business on the record date, there were 13,153,160 shares outstanding. Only shares of common stock outstanding on the record date will be eligible to vote on the reverse stock split. At the Special Meeting, each share of common stock entitles the holder thereof to one vote.
What is a “quorum” for purposes of the Special Meeting?

In order to conduct business at the Special Meeting, a quorum of stockholders is necessary to hold a valid Special Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the Special Meeting in person or by proxy. On the close of business on the record date, there were 13,153,160 shares outstanding and entitled to vote and, accordingly, the presence, in person or by proxy, of at least 6,576,581 shares is necessary to meet the quorum requirement.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

What vote is required to approve the proposal?

Once a quorum has been established, approval of the proposal to amend the Certificate of Incorporation to effect the reverse stock split requires the affirmative vote of the holders of a majority of all of the shares outstanding and entitled to vote on this matter. Because our directors and officers and certain of their affiliates beneficially own a majority of our outstanding shares of common stock, and have indicated their intention to vote in favor of the reverse stock split, we expect that the reverse stock split will be approved regardless of how any other shares of our common stock are voted.
How are broker non-votes counted?

Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as the ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to charter documents, or for the election of directors.
Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares required to approve a specific proposal.
Accordingly, a broker non-vote will have the effect of a vote against the reverse stock split proposal.

How are abstentions counted?

A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast.
Accordingly, an abstention will have the effect of a vote against the reverse stock split proposal.
What will happen if the reverse stock split is approved by our stockholders?

Assuming that we have fewer than 500 record holders of our common stock after the reverse stock split, we will file applicable forms with the SEC to deregister our shares of common stock under the Exchange Act. Upon the effectiveness of those filings, we would no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act, although the Board of Directors may decide, in its sole discretion, to maintain compliance with the Sarbanes-Oxley Act. Also, any trading in our common stock will occur, if at all, in privately negotiated sales or on OTC Markets.
What will happen if the reverse stock split is not approved?

If the reverse stock split is not approved by our stockholders, we will continue to operate our business, and we will continue to incur the costs involved with being a public company. We also may decide to evaluate and explore available alternatives, although the Board of Directors has not yet made a determination that any of those alternatives are feasible or advisable.
If the reverse stock split is approved by the stockholders, can the Board of Directors determine not to proceed with the reverse stock split?

Even if the reverse stock split is approved by the stockholders, the Board of Directors may determine not to proceed with the reverse stock split if it believes that proceeding with the reverse stock split is not in our best interests or in the best interests of our stockholders, including all unaffiliated stockholders.
What are the material U.S. federal income tax consequences of the reverse stock split?

The receipt of cash by a holder of less than 200 shares in the reverse stock split generally will be taxable for U.S. federal income tax purposes. In general, neither the Company nor any continuing stockholder who does not receive cash in the reverse stock split should be subject to U.S. federal income taxation with respect to the reverse stock split. To review the material U.S. federal income tax consequences of the reverse stock split in greater detail, see “Special Factors – Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 23. We urge you to consult with your personal tax advisor regarding the tax consequences to you of the reverse stock split.
Should I send in my stock certificates now?

No. After the reverse stock split is completed, we will send instructions on how to receive any cash payments to which you may be entitled.
What is the total cost of the reverse stock split to the Company?

Since we do not know how many record and beneficial holders of our common stock will receive cash for their shares in the reverse stock split, we do not know the exact cost of the reverse stock split. However, based on information that we have received as of April 11, 2017 from our transfer agent, Manhattan Transfer Registrar Company, with regard to the size of holdings of those of you who may hold shares in street name, as well as our estimates of other reverse stock split expenses, we believe that the total cash requirement of the reverse stock split to us will be approximately $460,000. This amount includes approximately $50,000 needed to cash out fractional shares, approximately $380,000 of legal, accounting and financial advisory fees, approximately $5,000 for transfer agent costs and approximately $25,000 of other costs, including costs of printing and mailing, to effect the reverse stock split. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the reverse stock split as a result of purchases, sales and other transfers of our shares of common stock by our stockholders.
Am I entitled to appraisal rights in connection with the reverse stock split?

No. Under Delaware law, our Certificate of Incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the reverse stock split.
How do I vote?

Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting or attend the Special Meeting and vote in person. You may also vote on the Internet by following the instructions on the proxy card.

Can I change my vote?

Yes. You may change your proxy instructions at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
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You may submit another proxy by signing, dating and returning a completed proxy card with a later date.
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You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 500 E. Broward Blvd., Suite #1550 Ft. Lauderdale, FL 33394.
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You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

SPECIAL FACTORS

Purposes of and Reasons for the Reverse Stock Split

Our Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. Therefore, our Board of Directors has unanimously authorized, subject to stockholder approval, a 1-for-200 reverse stock split of our common stock. At the Special Meeting, stockholders are being asked to consider and vote upon a proposal to amend our Certificate of Incorporation to effect the reverse stock split. A copy of the proposed amendment to our Certificate of Incorporation for the reverse stock split is attached as Annex A.
The reverse stock split will enable us to terminate the registration of our common stock under the Exchange Act if, after the reverse stock split, there are fewer than 500 record holders of our common stock, and we make the necessary filings with the SEC. Management believes that we will be able to realize significant cost savings by the elimination of most of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act (if the Board of Directors decides not to maintain compliance with the Sarbanes-Oxley Act), and other federal securities laws and regulations. The costs associated with these obligations constitute a significant overhead expense. These costs include increased professional fees for our auditors and corporate counsel, costs related to our Director and Officer insurance policy, printing and mailing costs, internal compliance costs and transfer agent costs. These SEC registration-related costs have been increasing over the years, and we believe that they will continue to increase, particularly as a result of the additional procedural, reporting, auditing and disclosure obligations imposed on public companies by the Sarbanes-Oxley Act in general and Section 404 of the Sarbanes-Oxley Act in particular.
As a result of the reverse stock split, (i) each share of common stock held by a stockholder of record owning fewer than 200 shares immediately prior to the effective date of the reverse stock split will be converted into the right to receive $0.40 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share, and (ii) each share of common stock held by a stockholder of record owning 200 shares or more immediately prior to the effective date of the reverse stock split will represent one share of common stock after completion of the reverse stock split. The shares of common stock acquired by the Company as a result of the reverse stock split will be restored to the status of authorized but unissued shares, which will reduce the number of outstanding shares.
In determining whether the number of our stockholders of record falls below 500 as a result of the reverse stock split, we must count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as the Depository Trust & Clearing Company and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, each depository’s accounts are treated as the record holder of shares.
As a result of the reverse stock split and the repurchase of shares from holders of less than 200 shares, we expect to have approximately 170 record holders of our shares, which would enable us to terminate the registration of our shares under the Exchange Act. If the reverse stock split is consummated, we intend to file with the SEC a Form 15 to deregister our shares. Upon the filing of the Form 15, our obligation to file periodic and current reports under the Exchange Act will be immediately suspended. Deregistration of our shares will be effective 90 days after filing of the Form 15. Upon deregistration of our shares, our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated. We will not be required to file periodic and current reports with the SEC in the future unless we subsequently file another registration statement under the Securities Act of 1933, as amended, or again have record holders of our common stock in excess of 500.
It is anticipated that our shares of common stock will continue to be quoted on OTC Markets following the reverse stock split. OTC Markets is a centralized quotation service that collects and publishes market maker quotes for securities. OTC Markets categorizes all securities trading over-the-counter into easily identifiable tiers. Our common stock is currently traded on the OTCQB tier. Following consummation of the reverse stock split, when we will no longer be filing reports under the Exchange Act, we anticipate that our common stock will trade on the lower OTC Pink tier.
Although we anticipate that our shares will be quoted on OTC Markets, there can be no assurance that any broker-dealer will be willing to continue to act as a market maker in our shares after the reverse stock split.
Our reasons for proposing the reverse stock split include the following:
Significant Cost Savings. We expect to realize annual cost savings as a result of the termination of the registration of our shares of common stock under the Exchange Act, including ongoing expenses for compliance with the Sarbanes-Oxley Act if the Board of Directors decides, in its sole discretion, to no longer maintain compliance pursuant to the Sarbanes-Oxley Act, and other accounting, legal, printing and miscellaneous costs associated with being a publicly traded company, between $590,000 and $675,000 per calendar year, as follows:

Item	2016 Approximate Costs	Year 1 Est. Savings	Year 2 Est. Savings
Legal	$120,000	$96,000	$100,000
Audit and Review	$130,000	$85,000	$85,000
Sarbanes-Oxley Audit	$25,000	$25,000	$25,000
Insurance	$120,000	$-	$75,000
Directors Fees	$140,000	$70,000	$70,000
Investor Relations	$20,000	$20,000	$20,000
Annual Meeting / Proxy	$30,000	$20,000	$20,000
Filing/OTC Markets Costs	$37,000	$30,000	$30,000
Employee-Related Savings	$ 250,000	$ 250,000	$ 250,000
TOTAL	$ 872,000	$ 596,000	$ 675,000

The external costs associated with our public reports and other filing obligations, as well as other external costs relating to public company status, comprise a significant part of operating expense.
In addition, as a non-SEC reporting company, our management and employees will no longer be required to spend time preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, and complying with the Sarbanes-Oxley Act (although the Board of Directors may decide, in its sole discretion, to continue to maintain compliance pursuant to the Sarbanes-Oxley Act). We believe that this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth.
Absence of Benefit to the Company and Its Stockholders of Public Reporting. We enjoy little benefit from being a public reporting company. The benefits of public reporting, and the reasons we believe they are currently not significant to our Company and stockholders, include:
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Liquidity. Our common stock is quoted on the OTCQB tier of OTC Markets and does not experience significant trading volume. Over the preceding 52 weeks the average daily trading volume of our common stock was 12,192 shares. Because our common stock is currently thinly traded, we do anticipate that our ceasing to be a public reporting company will have a significant effect on the liquidity of shares of our common stock.
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Publicly Available Information. We expect to continue to make available annual financial information concerning our business and operations on our website. Although this will not include all the information that is required to be included in filings with the SEC, it will provide our stockholders with significant information concerning the Company.
Liquidity for Small Stockholdings. The reverse stock split will permit our small stockholders (those holding fewer than 200 shares) to liquidate their shares, at a price that we believe is both fair and attractive, without incurring brokerage commissions. Given the current lack of market activity in our common stock, this is an opportunity that might not otherwise be available to our stockholders.
Substantial Number of Very Small Holders. The Company has over 2,500 holders of record and a substantial number of stockholders that hold their shares in street name. A large number of these stockholders own less than 200 shares, which is less, and in many cases substantially less, than $50 in value at current market prices. The Company believes that it is uneconomical, for the Company to continue to maintain share positions of such a small size. These small positions will be cashed out as a result of the reverse stock split.
Avoiding Application of the Penny Stock Rules. A “penny stock” generally refers to an equity security that is priced at less than $5.00 per share and is not listed on a national security exchange. Under the Exchange Act, broker-dealers are prohibited from effecting transactions in penny stock unless the broker-dealer approves the customer for the transaction and receives a written customer agreement, furnishes the customer with a document describing the risks of trading in penny stocks and makes certain other disclosures to the customer. The Company’s common stock is a penny stock, as defined, and is therefore subject to the penny stock rules, which the Company believes may have adversely affected trading. As a result of the reverse stock split, the common stock will cease to be a penny stock. The Company has determined to set the ratio of the reverse stock split at 1-for-200, which is higher than needed to avoid application of the penny stock rules, in order to achieve the other benefits of the reverse stock split described above.

Background of the Reverse Stock Split

We were incorporated under the laws of the State of Delaware as Unique Ventures, Inc. on August 27, 1987. We consummated our initial public offering in 1992. In May 1990, we changed our name to Computer Concepts, Inc., in August 2000, we changed our name to Direct Insite Corp., and in September 2016, we changed our name to Paybox Corp.
The flagship component of Paybox Corp’s unified working capital management platform is PAYBOX®, an Order-to-Cash process that provides an innovative receivables automation solution which combines electronic invoicing, online approvals and adjustments, Payment Card Industry (“PCI”)-compliant electronic payments, and integration with any legacy accounting, enterprise resource planning (“ERP”) or lockbox system. PAYBOX is sold both through banks to corporate users of their treasury management and lockbox services, and directly to corporations. Banks and corporations use PAYBOX to reduce Days Sales Outstanding, lower costs, and improve straight-through accounts receivables (“AR”) posting.

Paybox Corp’s unified working capital management platform also provides a powerful component that transforms Procure-to-Pay processes. The component delivers end-to-end capabilities for supplier registration, invoice capture, electronic invoicing, workflow, electronic payments, discount management, spend management, and business intelligence. The platform is uniquely suited for financial shared services environments.

Paybox Corp’s clients include IBM, Siemens, Hewlett Packard Enterprise Services, Saint Gobain, Carlson Wagonlit Travel, and one of the world’s largest financial institutions.

Our revenue comes from (i) recurring, on-going services that are billed monthly; and (ii) non-recurring, professional services derived from the configuration of our software platform.

For more than each of the last five years, the Company has had revenues of less than $9 million, net income of less than $600,000 and an average market capitalization of less than $16 million. The Board of Directors of the Company has from time to time considered the advisability of deregistering the Company’s common stock under the Exchange Act, to avoid the outsized costs, relative to the cited metrics, of compliance with the requirements of the Exchange Act. As part of its deliberations on this issue, the Board of Directors considered the benefits to the Company and its stockholders of the continued registration of the common stock and the near term prospects for upsizing the Company, either through internal growth or strategic business combination activity, that might justify the continuing public company costs being incurred by the Company.
In November, 2016, the Board of Directors again revisited the issue of the costs and benefits of remaining a publicly reporting company, in light of current economic, market and business conditions. While there were no specific changes in the Company’s business outlook, the Board of Directors concluded that the costs of remaining registered with the SEC could no longer be justified given the level of the Company’s business and the absence in the near term of prospects for sufficient growth to reasonably support the current level of public company costs being incurred. In reaching its decision to proceed with the deregistration through the reverse stock split, the Board of Directors also considered preliminarily the various other factors discussed in this prospectus.

On December 15, 2016, the Board of Directors met by telephone to address the payment that would be made to the stockholders who would be cashed out in the reverse stock split. The Board of Directors received a presentation from management and counsel, and also considered a valuation analysis performed by Kidron (the "December Analysis") as well as its own knowledge of the Company’s business and its prospects. Based on these considerations, the Board of Directors tentatively determined that a price of $0.80 per share would constitute fair and equitable consideration for stockholders whose shares will be eliminated as a consequence of the reverse stock split. The Board of Directors then reviewed considerations for and against the reverse stock split and the consideration proposed to be paid in the reverse stock split. The Board of Directors also considered potential alternatives to the reverse stock split. The Board of Directors’ determination was made subject to further consideration, receipt of a fairness opinion from the Board of Directors’ financial advisor and a final decision whether or not to proceed with the reverse stock split. The Board of Directors also preliminarily determined to establish a reverse stock split ratio of 1-for-1,000.
On December 19, 2016, the Board of Directors met by telephone to make a determination to proceed with the reverse stock split and the consideration that would be payable in the reverse stock split to cashed out stockholders. The Board of Directors received presentations from management and counsel that briefly reviewed the considerations addressed at the December 15th meeting. Also, representatives of Kidron briefly reviewed the December Analysis presented to the Board of Directors and answered any questions pertaining to the analysis. Based on the various considerations reviewed by the Board of Directors, including the Kidron analysis, the Board of Directors informed Kidron of its belief that $0.80 per share was a fair and equitable price for the Company’s shares. Noting that this price was at the upper range of valuation for the shares delivered in the Kidron Analysis, the financial advisor delivered its oral opinion, which was subsequently confirmed in writing, that consideration of $0.80 per share was fair from a financial point of view to the stockholders whose shares would be cashed out in the reverse stock split. Following deliberations, the Board of Directors then determined unanimously to proceed with a 1-for-1,000 reverse stock split, in which consideration of $0.80 per share would be paid in respect of the cashed out shares.

Subsequently, on February 27, 2017, the Company was informed by International Business Machine Corporation (“IBM”) that it was terminating the larger of two agreements with the Company, whereby the Company provides e-invoice services to IBM's operating units, effective September 1, 2017.   The agreement had been scheduled to expire on December 31, 2017, and IBM exercised its right under the agreement to terminate on 180 days advance notice. After the announcement of this development, the Company's share price declined significantly. In consideration of the termination of the IBM contract and its implications for the Company's business, at a telephonic meeting of the Board of Directors on February 27, the Board of Directors determined to revisit the reverse split transaction. While it was the continuing sense of the members of the Board of Directors that the reverse split was in the best interests of the Company, the Board of Directors deemed it appropriate to revisit the reverse split ratio and the price per share to be paid for the shares that would be cashed out in the transaction. To assist the Board of Directors in its reconsideration of the terms of the reverse stock split, Kidron was requested to prepare an updated valuation analysis of the Company that took account of the developments with IBM.

On March 22, 2017, the Board of Directors met telephonically, and received a revised and updated presentation from Kidron, with materials that had been circulated to the Board in advance of the meeting. Management discussed the state of the Company's business, including the implications of the IBM contract termination. Counsel reviewed with the Board of Directors the various factors and alternatives that the Board of Directors had previously considered in connection with the reverse split, and that were summarized in the preliminary proxy materials that had been filed with the SEC. Taking account of these presentations, including the updated Kidron analysis, and relying on its prior extended consideration of the merits of the reverse stock split, the Board of Directors reconfirmed its decision to proceed with the transaction. The Board of  Directors unanimously determined, however, that in light of the changed circumstances, it would be appropriate to reduce the cash-out price to $0.40 per share. This amount was in the range of the revised valuation analysis provided by Kidron to the Board of Directors, and Kidron delivered its oral opinion, subsequently confirmed in writing, that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, the consideration was fair from a financial point of view to the stockholders whose shares would be cashed out in the transaction. The Board of Directors also unanimously voted to lower reverse split ratio to 1-200. With the reduction of the ratio, fewer shares were expected to be cashed out in the transaction, resulting in a lower cash expenditure by the Company while still allowing the Company to deregister its common stock under the Exchange Act.

Kidron’s updated analysis and opinion supersede the December Analysis and opinion previously delivered to the Board of Directors in all respects and such previous analysis and related opinion have been withdrawn and should accordingly no longer be relied upon in making any determinations, financial or otherwise, regarding the Company or any proposed transactions involving the stockholders of the Company.

The full text of Kidron's updated written opinion, dated March 22, 2017, which sets forth, among other things, assumptions made, procedures followed, matters considered, qualifications and exceptions, and limitations of the reviews undertaken in rendering the opinion, is attached as Annex B to this proxy statement. Stockholders are urged to read the updated opinion carefully and in its entirety.

For a further discussion of fairness of the reverse stock split, see “Special Factors – Fairness of the Reverse Stock Split” beginning on page 14 and “Special Factors – Opinion of Kidron” beginning on page 20.
Fairness of the Reverse Stock Split

The Board of Directors believes that the reverse stock split is fair to the unaffiliated stockholders of the Company, including both unaffiliated stockholders who will be cashed out after the reverse stock split and those who continue to be stockholders of the Company after the reverse stock split. After consideration of all aspects of the reverse stock split, as described below, the Board of Directors unanimously approved the reverse stock split. Except for such approval, we are not aware that any of our affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the reverse stock split.
Substantive Fairness
The Board of Directors considered, among other things, the factors listed below, in reaching its conclusion as to the substantive fairness of the reverse stock split to our unaffiliated stockholders, including both unaffiliated holders who are cashed-out after the reverse stock split and those who continue as stockholders after the reverse stock split. The Board of Directors did not assign specific weight to any factors it considered, nor did it apply them in a formulaic fashion, although the Board of Directors particularly noted the opportunity in the reverse stock split for stockholders to sell their holdings at a fair and attractive price, as well as the significant cost and time savings for us resulting from the reverse stock split which will benefit our continuing stockholders. The Board of Directors relied upon, and adopted the analyses and conclusions of Kidron in determining whether the consideration offered to unaffiliated stockholders constitutes fair value in relation to the going concern value. The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Board of Directors in reaching its determinations.
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Future Cost and Time Savings. The Board of Directors noted that, as a public company, we are required to prepare and file with the SEC, among other items, the following:
o
Quarterly Reports on Form 10-Q;
o
Annual Reports on Form 10-K;
o
Proxy statements and annual stockholder reports as required by Regulation 14A under the Exchange Act; and
o
Current Reports on Form 8-K.
The Board of Directors noted that the external costs associated with our public reports and other filing obligations, as well as other external costs relating to our status as a public reporting company, comprise a significant overhead expense, as described above.
The Board of Directors noted management’s belief that the anticipated cost savings from deregistration will offset the cost of the reverse stock split in less than two years based upon an estimated transaction cost of $460,000. The Board of Directors noted based on current statutory and regulatory trends, there may be an increase in the level of governmental and market regulation of public companies in the future and the cost of compliance with such regulation may increase further.
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Opinion of the Financial Advisor. The Board of Directors considered the written presentation dated March 21, 2017 prepared by Kidron, the oral presentation of Kidron to the Board of Directors on March 22, 2017, and the opinion of Kidron rendered to the Board of Directors on March 22, 2017, to the effect that, as of the date and based upon the assumptions made, matters considered and limits of review set forth in Kidron’s written opinion, the consideration to be received by stockholders pursuant to the reverse stock split is fair, from a financial point of view, to such stockholders. For more information about the opinion, you should read the discussion below under “Special Factors – Fairness Opinion of Kidron” and the copy of the opinion of Kidron dated March 22, 2017 attached as Annex B to this proxy statement.
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Valuation. In determining the consideration to be paid to the holders of less than 200 shares in the reverse stock split, the Board of Directors considered the implied per share valuation ranges for our common stock calculated by the Board of Directors’ financial advisor of $0.49 to $0.57 using the comparable company method, $0.67 to $0.78 using the comparable transaction method, and $0.28 to $0.39 using the discounted cash flow (DCF) method and a blended range of $0.40 to $0.50. The Board of Directors determined to select a cash-out price at the low end of the valuation range calculated by Kidron because of the uncertainty regarding the Company’s business following IBM’s notification regarding termination of its principal contract.
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Limited Liquidity for the Company’s Common Stock. The Board of Directors noted that the trading volume in our common stock has been, and continues to be, relatively limited. The average daily trading volume of the stock for the 30-day, 60-day, 90-day and 120-day period ended September 30, 2016, which was prior to the Board of Directors’ initial approval of the reverse stock split, was approximately 10,814, 10,201, 9,196 and 7,362 shares per day, respectively.
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Opportunity to Liquidate Shares of Common Stock. The Board of Directors considered the opportunity the reverse stock split presents for stockholders owning fewer than 200 shares to liquidate their holdings at a price that we believe is fair and attractive, without incurring brokerage costs.

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Potential Ability to Remain a Holder of or Liquidate Our Shares. Current stockholders of fewer than 200 shares can remain stockholders of the Company by acquiring additional shares so that they own at least 200 shares immediately before the reverse stock split. Conversely, stockholders that own 200 or more shares and desire to liquidate their shares in connection with the reverse stock split (at the price offered by us) can reduce their holdings to less than 200 shares by selling shares prior to the reverse stock split. It should be noted that as there is a limited trading market for our common stock on OTC Markets, a stockholder seeking to either increase or decrease holdings prior to the effective date of the reverse stock split may not be able to do so. As a result, there can be no assurance that a stockholder will be able to acquire or sell sufficient shares to control whether such stockholder remains a stockholder following the effective date of the reverse stock split. Due to these concerns, the Board of Directors did not place undue influence on this factor.
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Equal Treatment of Affiliated and Unaffiliated Holders of Our Shares. The reverse stock split will not be applied to holders of our shares differently on the basis of affiliate status. The sole determining factor in whether a stockholder will be a cashed-out holder or a continuing holder of our common stock as a result of the reverse stock split is the number of shares of our common stock held by the stockholder immediately prior to the reverse stock split. However, because the number of shares held by a stockholder is a factor in determining whether a stockholder has affiliate status, as a practical matter affiliated stockholders will not be cashed out in the reverse stock split.
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Substantial Number of Very Small Holders. The Company has over 2,500 holders of record and a substantial number of stockholders that hold their shares in street name. A large number of these stockholders own less than 200 shares, or less, and in many cases substantially less, than $50 in value at current market prices. The Company believes that it is uneconomical for the Company to continue to maintain share positions of such a small size. These small positions would be cashed out as a result of the reverse stock split.

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Avoiding Application of the Penny Stock Rules. A “penny stock” generally refers to an equity security that is priced at less than $5.00 per share and is not listed on a national security exchange. Under the Exchange Act, broker-dealers are. The Company’s common stock is a penny stock, as defined under the Exchange Act, and is therefore subject to the penny stock rules. The Company believes that these rules, which prohibit broker-dealers from effecting transactions in penny stock unless the broker-dealer makes certain determinations and provides certain disclosures to its customer, may have adversely affected trading. As a result of the reverse stock split, the common stock would cease to be a penny stock.

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Current and Historical Prices. The Board of Directors considered both historical market prices and recent trading activity and current market prices of our common stock. Specifically, the Board of Director’s considered that the cash-out price of  $0.40 per share represents a 37% premium over the average trading price of $0.29 from March 1, 2017, the day on which IBM's notice with respect to the termination of its contract with the Company was first announced, though the March 21, 2017, the day prior to the determination of the Board of Directors to revise the cash-out consideration. The Board of Directors was aware that the 12, six and three month average trading prices for the periods ending on March 21, 2017 were higher than the revised cash-out consideration. However, these averages cover periods prior to the announcement of IBM’s action with respect to its contract.

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Net Book Value and Liquidation Value. The Board of Directors considered that the cash-out price was at a discount to the Company’s net book value of $0.412 at September 30, 2016. In reaching its conclusion as to fairness, the Board of Directors did not consider the liquidation value of the Company. The liquidation value was not considered because the Company is a viable going concern, and the Company has no plans to liquidate.
Disadvantages of the Reverse Stock Split
The Board of Directors also considered the disadvantages of the reverse stock split, including that:
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No Participation in Future Growth by Cashed-out Stockholders. After the reverse stock split, holders of less than 200 shares of our common stock will no longer have any ownership interest in us and will no longer participate in our future earnings and growth.
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Reduction in Information about the Company. After completion of the reverse stock split, we will cease to file annual, quarterly, current, and other reports and documents with the SEC. While we intend to continue to prepare audited annual financial statements which will be made available to stockholders through our website, we will not be under any continuing obligation to do so. We will not be providing periodic reports in the format currently required of us under the provisions of the Exchange Act and, as a result, continuing stockholders will have access to less information about us and our business, operations, and financial performance.
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Limited Liquidity. After the reverse stock split, we expect that our common stock to be eligible for quotation on, OTC Markets, although we expect it to be quoted on the lower OTC Pink tier and not the OTCQB tier where the common stock is currently quoted. Trading opportunities on OTC Markets will depend upon whether any broker-dealers commit to make a market for our common stock, and we cannot guarantee that common stock will continue to be quoted on OTC Markets. In addition, because of the possible limited liquidity of our common stock, the suspension of our obligation to publicly disclose financial and other information following the reverse stock split, and the deregistration of our common stock under the Exchange Act, continuing stockholders may potentially experience a significant decrease in the value of their common stock.
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Limited Oversight. After completion of the reverse stock split, we will no longer be subject to the provisions of the Sarbanes-Oxley Act (although the Board of Directors may decide, in its sole discretion, to continue to maintain compliance with some or all of provisions of the Sarbanes-Oxley Act) and certain of the liability provisions of the Exchange Act.
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Reporting Obligations of Certain Insiders. Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the short-swing profits recovery provisions of the Exchange Act, and persons acquiring more than 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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Reduced Cash on Hand. We estimate that the cost of payment to holders of less than 200 shares, professional fees, transfer agent costs and other expenses of the reverse stock split will total approximately $460,000. As a result, immediately after the reverse stock split, our cash balances on hand will be reduced by the costs incurred in the reverse stock split.
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Filing Requirements Reinstated. The filing of the Form 15 will result in the suspension and not the termination of our filing obligations under the Exchange Act. This suspension remains in effect so long as we have fewer than 500 stockholders of record. Thus, subsequent to the time the Form 15 is filed, if on the first day of any fiscal year we have more than 500 stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.
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No Appraisal Rights. Under Delaware law, our Certificate of Incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who object to the reverse stock split.
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Reduced Management Incentive. The lack of liquidity typically associated with stock of an non-reporting issuer may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain executive talent. Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. Our Board of Directors did not view this as a significant factor because of the current limited liquidity of our common stock.
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Less Attractive Acquisition Currency. Stock that is registered with the SEC is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has constant access to important information about the publicly traded company. Our Board of Directors recognized that this may not be a significant disadvantage, however, because we have not historically utilized our stock as currency in acquisitions.
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Reduced Equity Capital Raising Opportunities. One of the primary reasons many companies “go public” is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies that do not have a class of securities registered with the SEC. Following the reverse stock split, since or common stock will no longer be registered with the SEC, it will likely be more costly and time consuming for us to raise equity capital from public or private sources. Again, our Board of Directors has concluded that this may be of little significance to us since this has not been, and is not expected to be, an action that we would wish to pursue for the foreseeable future.
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Loss of Prestige. Public reporting companies are often viewed by stockholders, employees, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. In addition, public reporting companies are often followed by analysts who publish reports on their operations and prospects. Companies that lose status as a public reporting company may risk losing prestige in the eyes of the public, the investment community and key constituencies. However, our Board of Directors felt that this was not a significant factor in considering whether to undertake the reverse stock split due to the fact that we do not currently enjoy research analyst coverage or similar media attention.
Procedural Fairness
We did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the reverse stock split or preparing a report covering the fairness of the reverse stock split. The Board of Directors did not form a special committee to approve the reverse stock split. Our Board of Directors did not believe that these protections were necessary, because the Board of Directors is comprised of five directors, all but one of whom are independent of management. Also, the interests of unaffiliated stockholders in the context of the reverse stock split depend on whether they hold 200 shares or more or fewer than 200 shares.
The Board of Directors also noted that this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the reverse stock split. The Board of Directors therefore made no special provision for the review of our files by our unaffiliated stockholders, although subject to certain conditions, Delaware law provides stockholders with the right to review our books and records.
The Board of Directors understands that our directors and executive officers indicated that they and certain of their affiliates intend to vote the shares of common stock over which they have voting power in favor of the reverse stock split and that, if they do so, the reverse stock split will be approved regardless of how any other stockholders vote their shares. However, the Board of Directors determined not to condition the approval of the reverse stock split on approval by a majority of unaffiliated stockholders. The Board of Directors noted that affiliated and unaffiliated stockholders will be treated equally in the reverse stock split. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the reverse stock split and any such requirement would prevent a majority of the outstanding shares of our common stock from participating in the consideration of the proposed reverse stock split. Furthermore, a vote of the majority of unaffiliated stockholders is not required under Delaware law.

Recommendation of the Board of Directors

At a meeting held on March 22, 2017, based on the foregoing analyses, including a consideration of the disadvantages of the reverse stock split, the Board of Directors unanimously determined that the reverse stock split is procedurally and substantively fair to and in the best interests of the Company and its unaffiliated stockholders, and unanimously approved the reverse stock split and recommends that you vote “FOR” approval of the reverse stock split.
Alternatives Considered

Our Board of Directors considered other methods of effecting a transaction to deregister our common stock, but ultimately rejected each of these alternatives and determined that the reverse stock split was preferable to the other alternatives.
When considering the various alternatives to the reverse stock split, the primary focus was the level of assurance that the selected alternative would result in us having fewer than 500 record owners of our common stock, thus allowing us to achieve our objective of terminating registration of our common stock under the Exchange Act, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.
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Issuer Tender Offer. Under this alternative, we would offer to purchase a set number of shares of our common stock according to a specific timetable. Because of the requirement in an issuer tender offer to treat tendering stockholders ratably, shares would have to be repurchased on a pro rata basis and, as a result, there would be no assurance that enough stockholders would tender all of their shares of our common stock to reduce the number of record holders of our common stock to fewer than 500. Additionally, the cost of effecting an issuer tender offer would likely be greater than the cost of implementing a reverse stock split since partial tenders by larger holders would require payment for tendered shares without reducing the number of record holders. If the number of record holders remained in excess of 500, we would have to resort to a reverse stock split to eliminate additional record holders. In light of the indeterminate number of shares necessary to accomplish the objective of a deregistration transaction under this alternative, the cost of doing so was determined to be too uncertain and most likely significantly in excess of the cost associated with the reverse stock split.

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Odd Lot Tender Offer. Unlike a traditional issuer tender offer, an odd lot tender offer would be offered only to stockholders owning a set number (or fewer) shares of our common stock. Because the tender of shares would be at the option of the stockholder, there could be no assurance that enough stockholders would participate so as to reduce the number of record holders to fewer than 500. While the time frame for completing an odd lot tender offer could be shorter than the period of time involved in accomplishing a reverse stock split and could be less expensive, our Board of Directors opted for the reverse stock split because of the lack of assurance that an odd lot tender offer would produce the intended result.

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Purchase of Shares on the Open Market. We have the ability to make periodic repurchases of our common stock in the open market. However, this alternative would take an extended amount of time to complete, and, as it would be voluntary, there would be no assurance of acquiring sufficient shares to reduce the number of record holders to fewer than 500. The cost of such a method would also be undeterminable. Also, because many registered stockholders who own small numbers of shares do not hold their shares in brokerage accounts, open market purchase efforts are ineffective in reaching such stockholders.

For the reasons discussed above, our Board of Directors unanimously agreed that the reverse stock split was the most expeditious and economical way of undertaking a deregistration transaction.
Effects of the Reverse Stock Split

Generally

The Board of Directors is soliciting stockholder approval for the reverse stock split. If approved by the stockholders and implemented by the Board of Directors, we anticipate that the reverse stock split will be effected as soon as possible after the date of the Special Meeting, on the date the Company files a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or on any later date that the Company may specify in such Certificate of Amendment.
At the Special Meeting, stockholders are being asked to consider and vote upon a proposal to amend our Certificate of Incorporation to effect the reverse stock split. A copy of the proposed Certificate of Amendment to our Certificate of Incorporation for the reverse stock split is attached as Annex A.
If the reverse stock split is completed, the following will occur:
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Each share of common stock held by a stockholder of record owning fewer than 200 shares immediately prior to the effective date of the reverse stock split will be converted into the right to receive $0.40 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share.

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Each share of common stock held by a stockholder of record owning 200 shares or more immediately prior to the effective date of the reverse stock split will represent one two-hundredth of a share of common stock after completion of the reverse stock split.
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We expect to have fewer than 500 stockholders of record of our common stock following the reverse stock split and, therefore, to be eligible to terminate registration of our common stock with the SEC, which would suspend our obligation to continue filing annual and periodic reports and other filings required under the federal securities laws that are applicable to public reporting companies and potentially eliminate most of the expenses related to the disclosure, reporting and compliance requirements of the Sarbanes-Oxley Act.
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The Board of Directors anticipates that our common stock will continue to trade on OTC Markets, although we expect it to be quoted on the lower OTC Pink tier and not the OTCQB tier where the common stock is currently quoted. The liquidity of our common stock has been limited in the past, however, and its liquidity could further contract because we will no longer be a public reporting company.
There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of our common stock prior to the reverse stock split and our common stock after the reverse stock split.
Effects on the Company

Upon completion of the reverse stock split, it is anticipated that we will have fewer than 500 stockholders of record and will therefore be eligible to terminate the registration of our common stock with the SEC and become a non-reporting company. In determining whether the number of our stockholders of record falls below 500 as a result of the reverse stock split, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including us, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as the Depository Trust & Clearing Company and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, the Depository Trust & Clearing Company’s and other depositories’ accounts are treated as the record holders of our shares. Based on information available to us as of the record date, we expect that as a result of the reverse stock split the number of our stockholders of record would be reduced to approximately 170.
The registration of our common stock may be terminated upon application by us to the SEC if there are fewer than 500 stockholders of record of our common stock. If the reverse split is consummated and, as expected, we will have fewer than 500 stockholders of record, we intend to promptly file with the SEC a Form 15 making a certification to that effect. Our obligation to file periodic and current reports as a result of our common stock’s registration under the applicable provisions of the Exchange Act will be suspended immediately upon the filing of the Form 15. After the 90-day waiting period following the filing of the Form 15:
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our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act also will be terminated;
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our executive officers, directors and 10% stockholders no longer will be required to file reports relating to their transactions in our common stock with the SEC and no longer will be subject to the recovery of short-swing profits provisions of the Exchange Act; and
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persons acquiring more than 5% of our common stock no longer will be required to report their beneficial ownership under the Exchange Act.
However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 500 stockholders of record we once again will become subject to the reporting requirements of the Exchange Act. Also, we will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.
We anticipate that following the reverse stock split we will continue to operate as we have done prior to the reverse stock split.

The reverse stock split is estimated to result in the retirement of approximately 136,000 shares of common stock at a cost of $0.40 per share. Including expenses for the reverse stock split, the Company estimates that the total cost of the reverse stock split to us, including fees and expenses for the various legal and financial advisers, will be approximately $460,000. Our cash balances will be reduced accordingly. The consideration to be paid to stockholders of fewer than 200 shares and the other costs of the reverse stock split will be paid from cash on hand. See “Special Factors – Source of Funds and Expenses” on page 27.
Our common stock is currently quoted on OTC Markets. We expect that our common stock will continue to be quoted on OTC Markets following consummation of the reverse stock split, although we expect it to be quoted on the lower OTC Pink tier and not the OTCQB tier where the common stock is currently quoted. The resulting lack of public information concerning the Company, may further reduce the liquidity of our common stock.
OTC Markets is a quotation service that collects and publishes market maker quotes for over-the-counter securities. OTC Markets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies. There is no assurance that there will be any quotations of our common stock on OTC Markets after the reverse stock split or that they will continue for any length of time.

Effects on the Cashed-Out Stockholders

Stockholders holding fewer than 200 shares of common stock immediately prior to the effective date of the reverse stock split will cease to be stockholders of the Company. They will lose all rights associated with being our stockholder, such as the right to attend and vote at stockholder meetings and receive dividends and distributions. These stockholders will receive the right to be paid $0.40 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each share of common stock owned immediately prior to the reverse stock split. These stockholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges. Promptly after the effective date of the reverse stock split, we will send a transmittal letter explaining to such stockholders how they can surrender their stock certificates in exchange for cash payment. The length of time between the effective date of the reverse stock split and the date on which a stockholder of less than 200 shares of common stock will receive such stockholder’s cash will depend, in part, on the amount of time taken by such stockholder to return his or her stock certificates with a properly completed letter of transmittal. No cash payment will be made to any such stockholder until he or she has surrendered his or her outstanding stock certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal. Following the surrender of stock certificates in accordance with the terms of the letter of transmittal, stockholders should receive cash payments promptly. No interest will be paid on the cash payment at any time.
If a stockholder owns fewer than 200 shares of our common stock before the reverse stock split, the only way the stockholder can continue to be our stockholder after the reverse stock split is to acquire, prior to the effective date of the reverse stock split, sufficient additional shares to cause such stockholder to own a minimum of 200 shares on the effective date of the reverse stock split. However, given the historically limited liquidity of our common stock, we cannot assure you that any shares will be available for purchase and thus there can be no assurance that a stockholder will be able to acquire sufficient shares to meet or exceed the required 200 shares. In such an instance, the stockholder would no longer remain a stockholder of the Company after the effective date of the reverse stock split.
The number of shares of common stock held by a stockholder of record in two or more separate but identical brokerage accounts will be combined to determine the number of shares of our common stock owned by such stockholder and, accordingly, whether the stockholder will be a cashed-out stockholder or a continuing stockholder. Shares held by stockholders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a stockholder will be a cashed-out stockholder or a continuing stockholder. We intend to treat stockholders holding our common stock in street name in the same manner as record holders. Prior to the effective date of the reverse stock split, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed out, and request that they effect the reverse stock split for their beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. Also, a stockholder owning 200 or more shares of common stock may nevertheless have those shares cashed out if the stockholder holds shares in a combination of street name accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain one of our stockholders after the reverse stock split, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date of the reverse stock split. Conversely, if you hold an account with less than 200 shares in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.
Effects on the Unaffiliated Remaining Stockholders

Stockholders holding 200 or more shares of common stock immediately prior to the effective date of the reverse stock split will continue to be stockholders of the Company, will receive no cash in the transaction and, following the reverse stock split, the number of shares held by such stockholders will be reduced proportionately by the reverse stock split ratio of 1-for-200.
Stockholders who continue as stockholders of the Company after the reverse stock split may experience reduced liquidity of their shares of common stock. We anticipate that our common stock will continue to be quoted on OTC Markets, although we expect it to be quoted on the lower OTC Pink tier and not the OTCQB tier where the common stock is currently quoted. As such, we anticipate that information relating to the quotation of our common stock will be published by OTC Markets, but there can be no assurance of any quotation of, or market for, our common stock.
Stockholders who continue as our stockholders after the reverse stock split will not receive or have access to the same financial and other business information about us that they would if we continued to make public disclosures pursuant to the Exchange Act. We anticipate, however, that the Company will continue to make available annual financial information on our website. Also, stockholders will continue to have the right, upon written request, to receive certain information in appropriate circumstances, to the extent provided by the Delaware General Corporation Law (“DGCL”), including, for example, the right to view and copy our stock ledger, a list of our stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute, and does so for a proper purpose.
Our Board of Directors also believes that, following the transaction, the remaining stockholders will benefit from the savings in direct and indirect operating costs to the Company resulting from us no longer being required to maintain our public reporting company status, as described above. Our continuing stockholders, including our unaffiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purposes of and Reasons for the Reverse Stock Split” beginning on page 11. Remaining stockholders will have the opportunity to participate in our future growth and earnings as we go forward as a more streamlined entity without the costs of compliance with SEC reporting requirements.

Effects on the Affiliated Remaining Stockholders

Our affiliates, consisting of directors, executive officers and 10% stockholders, will participate in the reverse stock split to the same extent as non-affiliates. However, because the number of shares held by a stockholder is a factor in determining whether a stockholder has affiliate status, as a practical matter affiliated stockholders will not be cashed out in the reverse stock split.
Upon the effectiveness of the reverse stock split, the aggregate number of shares of our common stock owned by our current directors, executive officers and 10% stockholders will be reduced proportionately by the reverse stock split ratio of 1-for-200 and the ownership percentage of the shares of our common stock held by our directors, executive officers and 10% stockholders will increase by approximately 0.13% from 60.90% to 61.03% as a result of the reduction of the number of shares of our common stock outstanding. The increase in the ownership percentage of our shares of common stock held by our current directors, executive officers and 10% stockholders and the reduction in the number of shares outstanding following the completion of the reverse stock split is based on record holder information that we received as of December 2, 2016 from our transfer agent, Manhattan Transfer Registrar Company, as to our record holders, and information we have received regarding the holdings of beneficial owners of our common stock held in street name. The number of shares to be cashed out in the reverse stock split may vary from the estimate above, and the ownership percentage of our shares of common stock held by our current directors, executive officers and 10% stockholders and the ownership percentage of the continuing stockholders after the reverse stock split will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective date of the reverse stock split, and depending on the number of shares held in street name that are actually cashed out in the reverse stock split. Like all other remaining stockholders, these affiliates also are likely to experience reduced liquidity of their shares of common stock.
As we noted above, we ultimately expect to realize recurring annual cost savings between $590,000 and $675,000 annually as a result of the reverse stock split. Our continuing stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 11. Remaining stockholders will have the opportunity to participate in our future growth and earnings as we go forward as a more streamlined entity without the costs of compliance with SEC reporting requirements.
Our current directors, executive officers and 10% stockholders may have interests in the reverse stock split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including holding options to purchase shares of our common stock that will remain outstanding following the reverse stock split. See “Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” beginning on page 26.
Opinion of Kidron

The Board of Directors retained Kidron to assist with its determination of a fair price at which to compensate stockholders whose stock would be cashed out in the reverse stock split.  Kidron is a boutique investment-banking firm that caters to emerging growth companies in technology, media and financial services markets. The firm offers mergers and acquisitions, divestitures, and corporate advisory services, and is also engaged from time to time in providing fairness opinions and valuation analyses in connection with mergers and acquisitions, recapitalizations, equity offerings (both private and public and private equity investments). After considering and contacting several other potential financial advisors, the Company selected Kidron, based in part on the recommendation of one of our independent directors.

The type and amount of consideration payable to holders of common stock that will be cashed out as a result of the reverse stock split was determined by the Board of Directors.  However, the Board of Directors relied upon, and adopted the analyses and conclusions of, Kidron in determining the fairness of the consideration offered.

The Company has agreed to pay Kidron for its services in connection with the reverse split a fee of $100,000, none of which is contingent upon the consummation of the reverse stock split. The Company has also has agreed to reimburse Kidron for its expenses incurred in connection with Kidron’s engagement and to indemnify Kidron  and its directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

Kidron has not previously provided any services to the Company or its affiliates, and no such services, other than in respect of the reverse stock split as described herein, are currently contemplated.

On December 19, 2016, Kidron rendered an oral opinion to our Board of Directors, which was subsequently confirmed in a written opinion, that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of such date, the consideration to be received by stockholders pursuant to the reverse stock split was fair, from a financial point of view, to such holders.

Subsequent to the meeting of the Board of Directors in December 2016 and prior to the stockholders' meeting to be held to approve the reverse stock split, the Company was informed on February 27, 2017 by IBM that IBM was terminating the larger of two agreements with the Company, whereby the Company provides e-invoice services to IBM's operating units, effective September 1, 2017. The agreement had been scheduled to expire on December 31, 2017, and IBM exercised its right under the agreement to terminate on 180 days advance notice. Approximately 35.1% of the Company's revenues were attributable to this agreement with IBM in the year ended December 31, 2016. It is possible that the Company may continue to provide certain services relating to this agreement on a month-to-month basis following termination, but there is no guarantee that it may continue to do so.

In light of this development, and the fact that approximately $2.286 million of revenue for the year ended December 31, 2016 was associated with the terminated IBM contract, the Board of Directors requested that Kidron perform an updated valuation analysis of the Company based on new projections provided by management. Kidron performed such updated analysis and rendered an oral opinion to our Board of Directors on March 22, 2017, subsequently confirmed in writing, that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of such date, the revised consideration to be received by stockholders pursuant to the reverse stock split was fair, from a financial point of view, to such holders. Kidron's updated analysis and opinion supersede the December Analysis and opinion previously delivered to the Board of Directors in all respects and such previous analysis and related opinion have been withdrawn and should accordingly no longer be relied upon in making any determinations, financial or otherwise, regarding the Company or any proposed transactions involving the stockholders of the Company.

The full text of Kidron’s updated written opinion, dated March 22, 2017, which sets forth, among other things, assumptions made, procedures followed, matters considered, qualifications and exceptions, and limitations of the reviews undertaken in rendering the opinion, is attached as Annex B to this proxy statement. Stockholders are urged to read the updated opinion carefully and in its entirety.

The opinion of Kidron is directed to our Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by stockholders pursuant to the reverse stock split and does not address any other aspect of the proposed transaction and does not constitute a recommendation to any stockholder with respect to the reverse stock split or any other matter being considered by the stockholders. The opinion of Kidron is not a recommendation as to how our Board of Directors, any stockholder or any other person or entity should vote or act with respect to any matters relating to the reverse stock split. Further, the Kidron opinion does not in any manner address our underlying business decision to pursue the reverse stock split or the relative merits of the reverse stock split as compared to any alternative business transaction or strategy. The decision as to whether to approve the reverse stock split may depend on an assessment of factors unrelated to the financial analysis on which the opinion of Kidron is based.
In its opinion, Kidron states that the opinion should not be construed as creating any fiduciary duty on the part of Kidron to any party. Accordingly, it is Kidron’s belief that the provision of financial advisory services to the Company in connection with the fairness opinion does not, of itself, give rise to a fiduciary duty under the General Corporation Law of the state of Delaware by Kidron to the Company’s stockholders. Kidron’s basis for this position arises from a review of applicable law, including the Delaware Chancery Court decision in In Re Rural Metro Corporation Stockholders Litigation (88 A.3d 54 (Del. Ch. 2014)).  Kidron acknowledges that the issue of whether such a claim, or any similar claim, against Kidron would be available to a stockholder of the Company under Delaware law would have to be resolved by a court of competent jurisdiction. Kidron has informed the Company that should a Company shareholder bring a claim against Kidron alleging violations of a fiduciary duty owed to the Company stockholders, it intends to assert the disclaimer as one element of its defense of any such litigation. The availability or non-availability of the defense based on the absence of fiduciary duty will have no effect on the rights and responsibilities of the Board of Directors under applicable state law, or the rights and responsibilities of the Board or Kidron under the federal securities laws.
The following is a summary of the material analyses performed by Kidron in connection with rendering its opinion. Kidron noted that the basis and methodology for the opinion have been designed specifically for this purpose and may not translate to any other purposes. While this summary describes the analyses and factors that Kidron deemed material in its presentation and opinion to our Board of Directors, it does not purport to be a comprehensive description of all analyses and factors considered by Kidron. The opinion is based on the comprehensive consideration of the various analyses performed. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Kidron’s financial analyses. This summary is qualified in its entirety by reference to the full text of the opinion of Kidron.

In performing its analyses, Kidron made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Kidron does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.
Discounted Cash Flow Analysis. Kidron performed a discounted cash flow analysis on the Company by calculating ranges of the estimated net present value of the after-tax free cash flows attributable to shareholders of the Company that the Company forecasted to generate from 2016 through fiscal year 2019 and extrapolated such projections for fiscal years 2020 and 2021. All of the information used in Kidron’s analysis was based on publicly available sources and the financial projections provided by the Company’s management.
In performing its discounted cash flow analysis, Kidron calculated ranges of the estimated present values of the Company’s after-tax free cash flows attributable to shareholders of the Company forecasted for fiscal years 2016 to 2021 by applying discount rates ranging from 16.5% to 19.5%, reflecting Kidron’s estimates of the Company’s weighted-average cost of capital. The weighted-average cost of capital was calculated using the Capital Asset Pricing Model which took into account the Company’s beta, betas of comparable companies, the risk-free rate, a historical equity market risk premium, a historical small capitalization risk premium, which risk premiums were sourced from the Ibbotson Valuation Yearbook. Revenue associated with a certain material contract with IBM was excluded from the Comparable Companies Analysis and the Comparable Transactions Analysis as such contract was terminated by IBM effective September 1, 2017.
Kidron calculated an implied price per share for the Company’s Common Stock based on the terminal value for the Company using a range of perpetuity growth rates of 3.00% to 5.00%. The perpetuity growth method calculates the value of a business assuming that it will operate as a stand-alone business with an assumed fixed growth rate following the forecasted financial model years. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 16.5% to 19.5%. Combining the total present value of the estimated free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Kidron then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of March 13, 2017 and the present value of net operating loss tax savings to determine a range of implied equity values of the Company.
Kidron also calculated an implied price per share for the Company’s Common Stock based on the terminal value for the Company using a range of terminal value multiples of 10.0x to 14.0x estimated EBITDA in 2021. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 16.5% to 19.5%. Combining the total present value of the estimated free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for the Company. Kidron then deducted outstanding debt and added outstanding cash and cash equivalents from the Company balance sheet as of March 13, 2017 and the present value of net operating loss tax savings to determine a range of implied equity values of the Company.
The present value of net operating loss carryforward tax benefits were calculated assuming a 40% tax rate on taxable income.
The discounted cash flow analysis implied a range of equity value for the Company equal to an implied price per share of $0.28 to $0.39.
Comparable Company Analysis. In order to assess how the public market values shares of publicly traded companies similar to the Company, Kidron reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Kidron deemed relevant to the Company. Although none of the selected companies is identical to the Company, Kidron selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction.
For the Company and each of the selected companies, Kidron calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company’s public filings for historical information.
In its review of the selected companies, Kidron considered, among other things, (i) market capitalizations (computed using closing stock prices as of March 20, 2017), (ii) total enterprise values (“TEV”), (iii) TEV as a multiple of reported revenue for the latest twelve-month period (“LTM”) and the project next twelve-month period (“NTM”), (iv) TEV as a multiple of revenue, and (v) TEV as a multiple of reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the LTM estimated EBITDA. This information and the results of these analyses are summarized in the following table:

Data as of 3/20/17
($ in USD millions, except per share data)
			Market Data					EV/Revenue		EV/EBITDA
Stock Ticker	Company Name	Country	Stock Price	52 Week High	52 Week Low	Market Cap	Enterprise Value	LTM	NTM	LTM	NTM
BSE: 538835	Intellect Design Arena Limited	India	$1.76	$4.63	$1.06	$178	$169	1.3x	1.0x	NM	31.1x
ENXTPA: GENX	Generix SA	France	$2.66	$3.26	$2.48	$59	$71	1.1x	1.2x	16.7x	16.1x
NasdaqCM: DTRM	Determine, Inc.	United States	$3.30	$3.62	$0.82	$39	$48	1.8x	1.7x	NM	NM

					High	$178	$169	1.8x	1.7x	16.7x	31.1x
					Low	$39	$48	1.1x	1.0x	16.7x	16.1x
					Mean	$92	$96	1.4x	1.3x	16.7x	23.6x
					Median	$59	$71	1.3x	1.2x	16.7x	23.6x

OTCPK: PBOX	Paybox Corp.	United States	$0.29	$0.76	$0.23	$4	$1	0.2x	NA	2.0x	NA

Kidron considered that although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, Kidron’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company. Based on its analysis of the relevant metrics for each of the comparable companies, Kidron selected an enterprise value multiple reference range based on the median LTM multiplies (rounding down to the nearest integer, and adding 0.5x for the high case and subtracting 0.5x for the low case) of 1.5x to 2.5x the Company’s 2016E revenue and 27.5x to 28.5x the Company’s 2016E EBITDA, which resulted in an average implied range of price per share of common stock of the Company of $0.49 to $0.57.
Revenue associated with a certain material contract with IBM was excluded from the Comparable Companies Analysis and the Comparable Transactions Analysis as such contract was terminated by IBM effective September 1, 2017.
Comparable Transaction Analysis. Kidron reviewed and compared the purchase prices and financial multiples paid in selected other transactions that occurred between 2012-2016 for companies that provide payment processing services and financial management software. For each of the selected transactions, Kidron reviewed the enterprise value in the transaction as a multiple of revenue and EBITDA. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction.
Kidron compared the Company's implied enterprise value as a multiple of revenue and EBITDA to the corresponding multiples for the selected transactions described above. Based on its analysis of the relevant metrics for each of the comparable transactions, Kidron selected an enterprise value multiple reference range of 1.6x to 2.0x the Company’s 2017E revenue, which resulted in an average implied range of price per share of common stock of the Company of $0.67 to $0.78.
Other Considerations.  While the companies utilized for comparative purposes in Kidron’s analysis have elements that are comparable to the Company, they are not entirely comparable for a variety of reasons including size, variety of products and services offered, market cap and relative stock and financial performance. Kidron did not have access to nonpublic information related to any of the companies or transactions used for comparative purposes. Accordingly, a complex valuation analysis cannot be limited to a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets and the Company, as well as other factors that could affect their value relative to that of the Company. Given the foregoing, the discounted cash flow analysis may be particularly relevant in this analysis as it measures the value of a business by discounting its future cash flows.  Accordingly, Kidron gave additional weighting to the DCF valuation analysis over the comparative analyses. This resulted in an implied a blended range of price per share of common stock of the Company of $0.40 to $0.50. The Board of Directors determined to select a cash-out price at the low end of the valuation range calculated by Kidron because of the uncertainty regarding the Company’s business following IBM’s notification regarding termination of its principal contract.
Projections

Set forth are below certain financial projections of the Company. These projections are being included in this proxy statement because they were furnished to Kidron and relied upon by Kidron, in part, in arriving at its opinion that the consideration payable in the reverse stock split was fair from a financial point of view to stockholders whose common stock is being cashed out. The financial projections originally provided to Kidron were revised and updated by the Company to reflect the notice received by the Company from IBM that it intended to terminate its principal contract with the Company effective September 1, 2017.
The financial projections were not prepared with a view toward complying with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. The Company’s independent accountants have not compiled, examined, or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the unaudited financial projections. Financial projections of the type summarized below are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control. The financial projections are not fact and should not be relied upon as being indicative of future results which could differ materially from actual performance and results.

The financial projections are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, they are necessarily based on a variety of estimates and assumptions which, though considered reasonable by the Company’s management, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. The financial projections are not indicative of current values or future performance, which may be significantly more favorable or less favorable. The Company cautions that no representations can be made as to the accuracy of these financial projections or to the Company’s ability to achieve the projected results. Some assumptions inevitably will not materialize. Further, events and circumstances occurring subsequent to the date on which these financial projections were prepared may be different from those assumed or, alternatively, may have been unanticipated and, thus, the occurrence of these events may affect financial results in a material and possibly adverse manner. Furthermore, the financial projections do not necessarily reflect current estimates or assumptions Company management may have about prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared.
Except as otherwise noted, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. The Company does not intend to update or revise any of the financial projections to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of any particular events. The financial projections are forward-looking statements.
Readers of this proxy are urged to review the Company’s most recent SEC filings for additional information on factors which may cause the Company’s future financial results to materially vary from the unaudited financial projections. In addition, such readers are also urged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations, financial condition and capital resources during the fiscal year ended December 31, 2016. None of the financial projections should be viewed as a representation by the Company or any of its advisors or representatives that the projections or forecasts reflected therein will be achieved. The inclusion of the financial projections in this proxy statement shouldnot be regarded as an indication that the Company or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results nor construed as financial guidance, and they should not be relied on as such.
($ in thousands)	Management Projections

Fiscal Year Ending December	9 Mos End 12/31/2017	2018E	2019E	2020E	2021E	'16-'21 CAGR
Revenue	$ 4,389	$ 5,123	$ 5,873	$ 6,754	$ 7,260	2.2%
Growth		-11.3%	14.6%	15.0%	7.5%

EBITDA	$ (51)	$ (664)	$ (459)	$ 456	$ 614
Margin	-1.2%	-13.0%	-7.8%	6.8%	8.5%

Depreciation & Amortization	$ 196	$ 276	$ 276	$ 276	$ 276
Interest and Other Expenses	$ 5	$ 6	$ 6	$ 6	$ 6
Earnings Before Taxes	$ (252)	$ (946)	$ (741)	$ 174	$ 332
Taxes	$ 0	$ 0	$ 0	$ 70	$ 133
Net Operating Profit After Tax	$ (252)	$ (946)	$ (741)	$ 104	$ 199

Plus: Depreciation & Amortization	$ 196	$ 276	$ 276	$ 276	$ 276
Plus: Stock Based Compensation	$ 98	$ 130	$ 130	$ 130	$ 130
Plus: Deferred taxes adjustment	$ 0	$ 0	$ 0	$ 0	$ 0
Less: Capital Expenditures	$ (50)	$ (60)	$ (60)	$ (100)	$ (100)
Less: Capitalized Product Development	$ (75)	$ 0	$ 0	$ 0	$ 0
(Increase) Decrease in Working Capital	$ (200)	$ (100)	$ 50	$ 100	$ 150
Free Cash Flow	$ (283)	$ (700)	$ (345)	$ 510	$ 655

Conduct of Our Business after the Reverse Stock Split

Except as described in this proxy statement neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of our assets, a change in management, a material change in our indebtedness or capitalization, or any other material change in our corporate structure or business. We expect to conduct our business and operations after the effective date of the reverse stock split in substantially the same manner as currently conducted.

Except as described in this proxy statement with respect to the use of funds to finance the reverse stock split and related costs and our plans to deregister our common stock under the Exchange Act, the reverse stock split is not anticipated to have a material effect upon the conduct of our business. We intend, however, to continue to evaluate and review our businesses, properties, management and other personnel, corporate structure, capitalization and other aspects of our operations in the same manner as we historically have from time to time, and to make such changes as we consider appropriate.
By way of example, we may determine to propose additional reverse stock splits transactions in the future, depending on whether our Board of Directors determines that the transaction would be cost-effective to us. Factors that the Board of Directors would consider at the time include the number of our stockholders, the trading price of our common stock, the cost of cashing out fractional shares and of the reverse stock split generally, cost savings to the Company anticipated from the reverse stock split and strategic alternatives at the time available to the Company. We have no present intention of proposing any additional reverse stock splits. We also intend to continue to explore from time to time acquisitions and other business opportunities to expand or strengthen our businesses. In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes that we then consider to be in our best interests and in the best interests of continuing stockholders after the reverse stock split. We may also explore opportunities for business combinations in which the Company may be acquired or our stockholders would not constitute a majority of the stockholders of the surviving corporation. There are currently no plans to enter into any such transactions or any other transactions that would require stockholder approval. In addition, our executive officers and directors are expected to retain their respective positions with us following the transaction except for Lowell Rush, the Chief Financial Officer, who resigned effective March 31, 2017.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to the Company and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses stockholders who hold their common stock as a capital asset. This section does not apply to a stockholder that is a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their common stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their common stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar. This summary does not address tax considerations arising under any U.S. federal estate or gift tax laws or under any state, local or foreign laws. This summary is not binding on the Internal Revenue Service (the “IRS”).
 A “U.S. Holder” is a beneficial owner of common stock that, for U.S. federal income tax purposes, is: (1) a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner of common stock other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner with respect to the reverse stock split generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the reverse stock split.
THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.
Tax Consequences of the Reverse Stock Split to U.S. Holders

Stockholders Not Receiving Cash in the Reverse Stock Split

A U.S. Holder that does not receive any cash in the reverse stock split generally should not recognize any gain or loss with respect to the reverse stock split for U.S. federal income tax purposes, and generally should have the same adjusted tax basis and holding period in its common stock as such holder had immediately prior to the reverse stock split.
Stockholders Receiving Cash in Exchange for Common Stock in the Reverse Stock Split

A U.S. Holder’s receipt of cash in exchange for common stock in the reverse stock split generally will be a taxable transaction to such holder for U.S. federal income tax purposes. Under the stock redemption rules of Section 302 of the Code (referred to herein as the “Section 302 tests”), a U.S. Holder’s exchange of common stock for cash in the reverse stock split generally should be treated as a “sale or exchange” of such stock if the exchange (1) results in a “complete termination” of such holder’s interest in us, (2) is “substantially disproportionate” with respect to such holder or (3) is “not essentially equivalent to a dividend” with respect to such holder. Each of the Section 302 tests is described in more detail below.
In determining whether any of the Section 302 tests is satisfied, a U.S. Holder must take into account both common stock actually owned by such holder and any common stock considered as owned by such holder by reason of certain constructive ownership rules in the Code. Under these rules, a U.S. Holder generally will be considered to own common stock which such holder has the right to acquire pursuant to the exercise of an option or warrant or by conversion or exchange of a security. A U.S. Holder generally will also be considered to own common stock that is owned (and, in some cases, constructively owned) by some members of such holder’s family and by some entities (such as corporations, partnerships, trusts and estates) in which such holder, a member of such holder’s family or a related entity has an interest.

If any of the Section 302 tests is satisfied with respect to a U.S. Holder, and an exchange of common stock for cash is therefore treated as a sale or exchange for U.S. federal income tax purposes, such holder generally should recognize gain or loss equal to the difference between the amount of cash received by such holder and such holder’s adjusted tax basis in the common stock exchanged in the reverse stock split. Gain or loss must be calculated separately with respect to each block of shares of common stock exchanged in the reverse stock split. Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the relevant shares of common stock have been held for more than one year on the date of the reverse stock split. Currently, the maximum long-term capital gain rate for individual U.S. Holders is 15%. Certain limitations apply to the deductibility of capital losses.
Conversely, if none of the Section 302 tests is satisfied with respect to a U.S. Holder, such holder generally should be treated as having received a distribution from us in an amount equal to the cash received by such holder in the reverse stock split. We cannot determine prior to the consummation of the reverse stock split the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend for U.S. federal income tax purposes. To the extent that the amount of a distribution received by a U.S. Holder with respect to the reverse stock split exceeds such holder’s share of our current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder’s adjusted tax basis in the common stock exchanged in the reverse stock split and any remainder generally should be treated as capital gain from the sale or exchange of the common stock. If certain holding period and other requirements are satisfied, dividends are currently taxable at a maximum rate of 15% for individual U.S. Holders. To the extent that a U.S. Holder’s exchange of common stock for cash in the reverse stock split is treated as a dividend, such holder’s adjusted tax basis in the common stock exchanged therefor generally should be added to the tax basis of any common stock retained by such holder.
A corporate U.S. Holder that does not satisfy any of the Section 302 tests and is treated for U.S. federal income tax purposes as receiving a dividend in the reverse stock split may be eligible for the dividends received deduction, subject to certain limitations. In addition, any amount received by a corporate U.S. Holder that is treated as a dividend for U.S. federal income tax purposes generally will constitute an “extraordinary dividend” under Section 1059 of the Code, and result in the reduction of tax basis in such holder’s common stock or in gain recognition to such holder in an amount equal to the non-taxed portion of the dividend. Each corporate stockholder is urged consult its own tax advisor as to the tax consequences of dividend treatment to such holder with respect to its receipt of cash in the reverse stock split.
Section 302 Tests

A U.S. Holder’s exchange of common stock for cash in the reverse stock split must satisfy one of the following tests to be treated as a sale or exchange for U.S. federal income tax purposes:
●
Complete Termination. A U.S. Holder’s exchange of common stock for cash in the reverse stock split generally will result in a “complete termination” of such holder’s interest in us if, in connection with the reverse stock split, either (i) all of the common stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the shares of common stock actually owned by such holder is exchanged for cash, and, with respect to constructively owned shares of common stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such common stock under procedures described in Section 302(c) of the Code.
●
Substantially Disproportionate Redemption. A U.S. Holder’s exchange of common stock for cash in the reverse stock split generally will be “substantially disproportionate” with respect to such holder if, among other things, immediately after the exchange (i.e., treating all common stock exchanged for cash in the reverse stock split as no longer outstanding), (i) such holder’s percentage ownership of our voting stock is less than 80% of such holder’s percentage ownership of our voting stock immediately before the exchange (i.e., treating all common stock exchanged for cash in the reverse stock split as outstanding), and (ii) such holder owns less than 50% of the total combined voting power of all classes of our stock entitled to vote. For purposes of these percentage ownership tests, a holder will be considered as owning common stock owned directly as well as indirectly through application of the constructive ownership rules described above.
●
Not Essentially Equivalent to a Dividend. In order for a U.S. Holder’s exchange of common stock for cash in the reverse stock split to qualify as “not essentially equivalent to a dividend”, such holder must experience a “meaningful reduction” in its proportionate interest in us as a result of the exchange, taking into account the constructive ownership rules described above. Whether a U.S. Holder’s exchange of common stock pursuant to the reverse stock split will result in a “meaningful reduction” of such holder’s proportionate interest in us will depend on such holder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder (for example, less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.”
Each stockholder is urged to consult its own tax advisor as to the application of the Section 302 tests to such stockholder under its particular circumstances.

Tax Consequences of the Reverse Stock Split to Non-U.S. Holders

The U.S. federal income tax rules governing Non-U.S. Holders are complex, and the following is a limited summary of some general rules applicable to certain Non-U.S. Holders with respect to the reverse stock split. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to such holder of the reverse stock split.
A Non-U.S. Holder that does not receive any cash in the reverse stock split generally should not recognize any gain or loss with respect to the reverse stock split for U.S. federal income tax purposes.
A payment to a Non-U.S. Holder in the reverse stock split that is treated as a distribution to such holder with respect to its common stock generally will be subject to U.S. federal income tax withholding at a 30% rate. Accordingly, as described below, the depositary will withhold 30% of any gross payments made to a Non-U.S. Holder with respect to the reverse stock split, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable.
If a Non-U.S. Holder’s exchange of common stock for cash in the reverse stock split is treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes, such holder generally should not be subject to U.S. federal income tax on the exchange, unless (1) in the case of a nonresident alien individual, the individual is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are satisfied, (2) the gain is effectively connected with a U.S. trade or business of such holder, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by such holder in the United States, or (3) we are or have been a United States real property holding corporation (a “USRPHC”) and certain other requirements are satisfied. A Non-U.S. Holder that is a corporation and whose gain is effectively connected with the conduct of a trade or business within the United States also may be subject to a branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). We do not believe that we are (or have been) a USRPHC within the last five years.
U.S. Federal Income Tax Withholding Requirements for All Stockholders

As stated above, the depositary will withhold U.S. federal income taxes equal to 30% of any gross payments made to a Non-U.S. Holder with respect to the reverse stock split, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a Non-U.S. Holder claiming a reduction in (or exemption from) such tax must provide the depositary with a properly completed IRS Form W-8BEN claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the Non-U.S. Holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides the depositary with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.
In addition, to prevent backup U.S. federal income tax withholding equal to 28% of the gross payments made to a stockholder in the reverse stock split, each U.S. Holder who does not otherwise establish an exemption from backup withholding must provide the depositary with such holder’s correct taxpayer identification number (“TIN”) or certify that such holder is awaiting a TIN, and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the letter of transmittal. Non-U.S. Holders should complete and sign the appropriate IRS Form W-8, a copy of which may be obtained from the depositary, in order to avoid backup withholding with respect to payments made to such holders in the reverse stock split.
Tax Consequences of the Reverse Stock Split to the Company

The reverse stock split generally should be treated as a tax-free “recapitalization” for U.S. federal income tax purposes, in which case the Company should not recognize any gain or loss for such purposes. As of December 31, 2016, the Company had federal and state net operating loss carryforward (“NOLs”) remaining of approximately $25 million and $329,000, respectively, which may be available to reduce taxable income, if any. Due to changes in certain state tax laws, the previous state NOL of $20 million may no longer be utilized by the Company. None of the federal NOLs expired in 2016 or 2015. The remaining federal net operating loss carryforwards expire from 2019 through 2036. However, Internal Revenue Code Section 382 rules limit the utilization of NOLs upon an ownership change of a company. During 2016, the Company performed an evaluation as to whether an ownership change had taken place. Management believes that there has been no ownership change as such applies to Section 382. However, if it is determined that an ownership change has taken place, either historically or in the future, utilization of its NOLs will be subject to limitations, which could eliminate a substantial portion of the future income tax benefits of the NOLs.
Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

Our current directors, executive officers and 10% stockholders may have interests in the reverse stock split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. While our Board of Directors recommends a vote “FOR” the reverse stock split, to the Company’s knowledge, none of the Company’s affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the reverse stock split. Our current directors and executive officers have indicated that they intend to vote shares of our common stock over which they have voting control (including shares held by certain of their affiliates, 8,010,275 shares, or approximately 60.9% of our issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the reverse stock split. Because our directors and officers and certain of their affiliates beneficially own a majority of our outstanding shares of common stock, and have indicated their intention to vote in favor of the reverse stock split, we expect that the reverse stock split will be approved regardless of how any other shares of our common stock are voted.

Upon the effectiveness of the reverse stock split, the aggregate number of shares of our common stock owned by our current directors, executive officers and 10% stockholders will be reduced proportionately by the reverse stock split ratio of 1-for-200, and the ownership percentage of the shares of our common stock held by our current directors, executive officers and 10% stockholders will increase by approximately 0.13% from 60.9% to 61.03% as a result of the reduction of the number of shares of our common stock outstanding. The increase in the ownership percentage of our shares of common stock held by our current directors, executive officers and 10% stockholders and the reduction in the number of shares outstanding following the completion of the reverse stock split is based on record holder information that we received as of December 2, 2016 from our transfer agent, Manhattan Transfer Registrar Company, as to our record holders, and information we have received regarding the holdings of beneficial owners of our common stock held in street name. The number of shares to be cashed out in the reverse stock split may vary from the estimate above, and the ownership percentage of our shares of common stock held by our directors, executive officers and 10% stockholders and the ownership percentage of the continuing stockholders after the reverse stock split will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective date of the reverse stock split, and depending on the number of street name shares that are actually cashed out in the reverse stock split.
See “Special Factors – Effects of the Reverse Stock Split – Effects on the Affiliated Remaining Stockholders” beginning on page 17.

Directors, executive officers and any stockholders who own more than 10% of our outstanding common stock will experience certain advantages after the reverse stock split in that they will be relieved of certain SEC reporting requirements and “short-swing profit” recapture provisions under Section 16 of the Exchange Act, and information regarding their compensation and stock ownership will no longer be publicly available. In addition, by deregistering the common stock under the Exchange Act subsequent to the consummation of the reverse stock split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officers. However, we do not have a present intention of making personal loans to our directors or executive officers, and the ability to make such loans was not a reason considered by the Board of Directors in evaluating the benefits of the reverse stock split.
In addition, our executive officers, including a member of our Board of Directors, hold options to acquire shares of our common stock. These stock options will remain outstanding after the reverse stock split, but the number of shares issuable upon exercise of each option will be reduced in the ratio of the reverse stock split, 1-for -200, and the exercise per share of common stock will be correspondingly increased in the ratio of 1-for -200. As of December 30, 2016, such current director and executive officers held the following options to acquire common stock:
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Equity Incentive Plan Awards: Number of Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Matthew E. Oakes	120,000	90,000	(1)	--	$1.15	01/01/2017
Lowell Rush (4)	40,000	40,000	(2)	--	$1.50	12/19/2018
	30,000	60,000	(3)	--	$0.90	03/31/2020

(1)	7,500 vested each month from February 1, 2016 through January 1, 2017.

(2)	These options vest over a four-year period: (i) 20,000 vesting on December 19, 2014, and (ii) 1,667 vesting each month over 36 months beginning on January 19, 2015.

(3)	These options vest over a three-year period; 30,000 vesting on each of March 31, 2016, 2017, and 2018.

(4)	Mr. Rush has resigned, effective March 31, 2017.

Except as described above in this section, none of our affiliates has any interest, direct or indirect, in the reverse stock split other than interests arising from the ownership of securities where those affiliates receive no extra or special benefit not shared on a pro rata basis by all other holders of our common stock. In particular, there are no agreements with affiliates to purchase common stock upon consummation of or subsequent to the reverse stock split or otherwise with respect to the reverse stock split.
Sources of Funds and Expenses

Because we do not know how many record and beneficial holders of our common stock will receive cash for their shares in the reverse stock split, we do not know the exact cost of the reverse stock split. However, based on information that we have received as of December 2, 2016 from our transfer agent, Manhattan Transfer Registrar Company, with regard to the size of holdings of those stockholders who may hold shares in street name, as well as our estimates of other reverse stock split expenses, we believe that the total cash requirement of the reverse stock split to us will be approximately $460,000. This amount includes approximately $180,000 needed to cash out fractional shares, approximately $210,00 of legal, accounting and financial advisory fees, approximately $5,000 for transfer agent costs and approximately $25,000 of other costs, including costs of printing and mailing, to effect the reverse stock split. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the reverse stock split as a result of purchases, sales and other transfers of our shares of common stock by our stockholders.

The consideration to be paid to stockholders of fewer than 200 shares in the reverse stock split and the other costs of the reverse stock split will be paid from cash on hand. There are no conditions to the availability of the funds for the reverse stock split, and we do not have any alternative financing arrangements or alternative financing plans with respect to the reverse stock split. No part of the funds required for the reverse stock split is expected to be borrowed.
Stockholder Approval

A majority of the outstanding shares of our common stock will constitute a quorum for the purpose of approving the amendment to our Certificate of Incorporation to effect the reverse stock split. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve the reverse stock split. Our current directors and executive officers have indicated that they intend to vote the shares of our common stock over which they have voting control (including shares held by certain of their affiliates, 8,010,275 shares, or approximately 60.90% of our issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the reverse stock split.
Effective Date

The reverse stock split will become effective as of the date that we amend our Certificate of Incorporation through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split. We intend to effect the reverse stock split as soon as possible after the reverse stock split is approved by our stockholders, subject to final authorization by our Board of Directors. Within five business days after the effective date of the reverse stock split, the Company expects that its transfer agent, Manhattan Transfer Registrar Company, acting in the capacity of paying agent, will send to each stockholder of record of fewer than 200 shares of our common stock, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of fewer than 200 shares of our common stock held in street name, instructions, including letters of transmittal asking them to surrender their shares. Upon proper completion, execution and return of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the transfer agent, the transfer agent will send the payments to these stockholders within five business days of receipt. Therefore, the timing of receipt of payment for these stockholders is dependent upon their proper surrender of their stock certificates and the delivery of properly prepared and executed letters of transmittal. For shares held in street name through DTC, payment of the consideration due to holders of fewer than 200 shares of our common stock will be made in accordance with the practices and procedures of DTC.
Our common stock acquired in connection with the reverse stock split will be restored to the status of authorized but unissued shares.
The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of a certification and notice of termination of registration on Form 15. The deregistration of our common stock under Section 12(g) of the Exchange Act will take effect 90 days after the filing of the Form 15. See “Special Factors – Effects of the Reverse Stock Split” beginning on page 17.
Termination of the Reverse Stock Split

Under applicable Delaware Law, the Board of Directors has a duty to act in the best interests of our stockholders. Accordingly, the Board of Directors reserves the right to abandon the reverse stock split, if for any reason the Board of Directors determines that, in the best interests of our stockholders, it is not advisable to proceed with the reverse stock split, even assuming the stockholders approve the reverse stock split by vote. Although the Board of Directors presently believes that the reverse stock split is in our best interests and has recommended a vote “FOR” the reverse stock split, the Board of Directors nonetheless believes that it is prudent to recognize that circumstances could possibly change such that it might not be appropriate or desirable to effect the reverse stock split at that time. Such reasons include, but are not limited to:
●
Any change in the nature of our stockholdings prior to the effective date of the reverse stock split, which would result in us being unable to reduce the number of record holders of our shares to below 500 as a result of the reverse stock split;
●
Any change in the number of our shares that will be exchanged for cash in connection with the reverse stock split that would increase the cost and expense of the reverse stock split from that which is currently anticipated; or
●
Any change in our financial condition that would render the reverse stock split inadvisable.
If the Board of Directors decides to withdraw the reverse stock split, whether before or after the time the Special Meeting is held, the Board of Directors will promptly notify our stockholders of the decision by public announcement.
Process for Payment for Fractional Shares

Stockholders owning fewer than 200 shares on the effective date of the reverse stock split will receive $0.40 (subject to any applicable U.S. federal, state and local withholding tax) for each pre-split share of common stock, without interest. Stockholders who own 200 or more shares at the effective date of the reverse stock split will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split.

For purposes of determining ownership of shares of our common stock on the effective date of the reverse stock split, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. We intend to treat stockholders holding shares of our common stock in street name in the same manner as registered stockholders whose shares are registered in their names. Prior to the effective date of the reverse stock split, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name. We will ask them to effect the reverse stock split for their beneficial holders holding shares of our common stock in street name. We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed out. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in street name with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.
Within five business days after the effective date of the reverse stock split, we expect that our transfer agent will send to each holder of record of 200 or fewer shares of our common stock immediately prior to the reverse stock split, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of fewer than 200 shares of our common stock immediately prior to the reverse stock split held in street name, instructions for surrendering any stock certificates held thereby representing shares of our common stock which will be converted to a right to receive cash as a result of the reverse stock split. The instructions will include a letter of transmittal to be completed and returned to the transfer agent by the holder of such certificates, together with such certificates. The shares we acquire in the reverse stock split will be restored to the status of authorized but unissued shares.
Within five business days after the transfer agent receives from a holder of fewer than 200 shares a surrendered certificate, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, the transfer agent will deliver to the person payment in an amount equal to $0.40 (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each pre-split share of common stock that is represented by the fractional share.
For shares held in street name through DTC, payment of the consideration due to holders of fewer than 200 shares of our common stock will be made in accordance with the practices and procedures of DTC.
Manhattan Transfer Registrar Company will act as our agent for purposes of paying for fractional shares in connection with the reverse stock split.
No service charge, brokerage commission, or transfer tax will be payable by a stockholder of fewer than 200 shares in connection with the cash out of shares in the reverse stock split.
If any certificate evidencing shares of our common stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our common stock evidenced by any certificate that has been lost or destroyed must submit:
●
the letter of transmittal sent by us;
●
the above-referenced affidavit;
●
the above-referenced indemnity agreement; and
●
any other document required by us, which may include a bond or other security satisfactory to us indemnifying us and our other persons against any losses incurred as a consequence of paying cash in respect of shares of our common stock evidenced or purported to be evidenced by such lost or destroyed certificate.
Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to stockholders after the effective date of the reverse stock split. In the event that the Company is unable to locate certain stockholders or if a stockholder fails to properly complete, execute, and return the letter of transmittal and accompanying stock certificate(s) to the transfer agent, any funds payable to such holders pursuant to the reverse stock split will be held in escrow until a proper claim is made, subject to applicable unclaimed property and escheat laws.
DO NOT SEND STOCK CERTIFICATES TO US OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters’ Rights

Under Delaware law, our Certificate of Incorporation and our bylaws, no appraisal or dissenters’ rights are available to stockholders of the Company who dissent from the reverse stock split.
Potential Anti-Takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation to effectuate the reverse stock split, that may be used as an anti-takeover mechanism. Because the proposed amendment to our Certificate of Incorporation will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the reverse stock split, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of our authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means.

As stated above, in the event of a reverse stock split, we have no present intent to use the relative increase in the number of authorized but unissued shares of our common stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions. We are not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage these efforts if they were to arise.

Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed out shares, generally will have a certain period of time from the effective date of the reverse stock split in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by our records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments will be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.
Regulatory Approvals
The Company is not aware of any material governmental or regulatory approval required for completion of the reverse stock split, other than compliance with the relevant federal securities laws and the DGCL.
Litigation
There is no ongoing litigation related to the reverse stock split.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” The words “believe”, “expect”, “anticipate”, “should”, “could” and other expressions that indicate future events and trends identify forward-looking statements. These expectations are based upon many assumptions that we believe to be reasonable, but such assumptions ultimately may prove to be materially inaccurate or incomplete, in whole or in part and, therefore, undue reliance should not be placed on them. Several factors which could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: the reactions of our customers, suppliers and other persons with whom we do business prior to the reverse stock split; the effects of the reverse stock split on the market for our common stock; general global and economic conditions; and other factors recited from time to time in our filings with the SEC. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking statements will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. However, to the extent that there are any material changes in the information contained in this proxy statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

PROPOSAL NO. 1
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Our Board of Directors has recommended that the Company pursue a deregistration transaction by means of a 1-for-200 reverse stock split of our common stock, which will be accomplished by amending the Certificate of Incorporation.
Annex Relating to Proposal No. 1

The form of the proposed amendment to the Certificate of Incorporation to effect the reverse stock split is attached to this proxy statement as Annex A.
Vote Required for Approval of Proposal No. 1

The affirmative vote the holders of a majority of all of the shares outstanding and entitled to vote on this matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum for the transaction of business at the Special Meeting but will have the effect of a vote against this proposal.
Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

  INFORMATION ABOUT THE COMPANY

Name and Address

The name of the Company is Paybox Corp, a Delaware corporation. Our principal executive offices are located at 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394, and our telephone number is (954) 510-3750.
Market Price of Common Stock; Dividends

Our common stock is quoted on the OTCQB marketplace under the symbol “PBOX”. The OTCQB marketplace is maintained by OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities. The OTCQB marketplace is not a stock exchange or a regulated entity. The following table sets forth the high and low bid prices per share of common stock for our common stock for our three most recent fiscal years as reported on the OTCQB marketplace. The quotations below do not reflect the retail mark-up, markdown or commissions and may not represent actual transactions.
	Closing Stock Price
	High	Low

Year ending December 31, 2017: 1st Quarter (through April 10, 2017)	$ 0.65	$ 0.23

Year ended December 31, 2016:
1st Quarter	$0.73	$0.43
2nd Quarter	$0.73	$0.56
3nd Quarter	$0.48	$0.38
4th Quarter	$0.50	$0.41
Year ended December 31, 2015:
1st Quarter	$0.90	$0.72
2nd Quarter	$1.18	$0.74
3rd Quarter	$1.09	$0.86
4th Quarter	$0.97	$0.54

We have not paid cash dividends on our common stock in the past and currently plan to retain earnings, if any, funding the expansion of our business and for general corporate purposes.
Stockholders

As of April 11, 2017 there were approximately 2,514 holders of record of our common stock.
Prior Public Offerings

We have not made an underwritten public offering of our common stock for cash during the three years preceding the date of this proxy statement.

Stock Purchases

The Company has not repurchased any shares of its Common Stock in the past two years.
Certain Information Concerning the Company, the Company’s Directors and Executive Officers and the Filing Persons

The Company and each of its executive officers and directors is a “filing person” for purposes of Schedule 13E-3. The business address of each director and executive officer of the Company is c/o Paybox Corp, 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394 and the business telephone number is (954) 510-3750, except that the business address for Mr. Lisiak is 70 East 55th Street, 15th Floor, New York, NY 10022. Neither the Company nor any of the Company’s directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the Company’s directors and executive officers is a citizen of the United States.
The following sets forth certain information with respect to the Company’s directors and executive officers:
Name	Position
James A. Cannavino	Director
Paul Lisiak	Director
Thomas C. Lund	Director
John J. Murabito	Director
Matthew E. Oakes	Chairman of the Board of Directors, Chief Executive Officer and President
Lowell Rush	Chief Financial Officer, Secretary and Treasurer (resigned effective March 31, 2017)

James A. Cannavino served as Chairman of the Board from March 2000 to May 2011, and as Chief Executive Officer of the Company from December 2002 to May 2011.  Since that time, he has been a private investor.
Paul Lisiak has been a director since May 2012. Since 2008, he has been the Managing Partner of Metropolitan Equity Partners, which employs a special situation investment strategy with a particular focus on financial services.
Thomas C. Lund is Chief Executive Officer of Lund Capital Group, a private commercial real estate company that has holdings in various regions across the U.S. that he founded in 2000.
John J. Murabito served as Chairman of the Board from May 2011 to May 2012.  From November 2001 through February 2011, Mr. Murabito was Chief Executive Officer of Hapoalim Securities USA, Inc. and its predecessor companies, including Investec (US) Inc., an affiliate of the Investec Group, an international banking group. Since that time, he has been a private investor.
Matthew E. Oakes was appointed Chairman of the Board of Directors on June 3, 2014.  He has held the position of Chief Executive Officer since May 25, 2011 and has served as President since March 2009.
Lowell Rush joined Paybox Corp as acting Chief Financial Officer in October 2013, and was appointed its Chief Financial Officer, Secretary and Treasurer in December 2013. Prior to joining the Company, Mr. Rush was the Chief Operating Officer of Cosmetic Dermatology, Inc., an innovator of high-end skincare products under the Dr. Brandt Skincare label, from 2011 to 2013. Mr. Rush resigned effective March 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of March 1, 2017, (i) each person known by the Company to beneficially own more than 5% of the shares of outstanding common stock, based solely on filings with the SEC, (ii) each of the Company’s executive officers and directors and (iii) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power:

Name of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned	Rights to Acquire Beneficial Ownership Through Exercise of Options and Warrants Within 60 Days	Total Beneficially Owned as % of Outstanding Shares
Metropolitan Equity Partners, LLC (2)	1,782,703	–	14.4%
James Cannavino (3)	2,654,479	8,021	19.6%
Thomas C. Lund (4)	2,506,753	8,021	18.5%
Paul Lisiak (5)	1,953,101	8,021	14.4%
Matthew E. Oakes	404,993	210,000	4.5%
John J. Murabito (6)	425,183	8,021	3.2%
Lowell M. Rush (7)	-	93,333	*
All Officers and Directors as a Group (7 persons)	7,944,509	335,418	60.9%
* = Less than 1%

Footnotes
(1)
Unless otherwise indicated, the address of all Beneficial Owners is c/o Paybox, Inc., 500 East Broward Boulevard, Suite 1550, Fort Lauderdale, FL 33394.
(2)
The address of Metropolitan Equity Partners, LLC is 70 East 55th Street, 15th Floor, New York, NY 10022. Amount includes 214,211 shares owned by Metropolitan MEIH19, LP.
(3)
Includes 267,767 shares of restricted stock that have fully vested but not been issued and 8,021 shares of restricted stock that are expected to vest within 60 days.
(4)
Includes 236,419 shares of restricted stock that have fully vested but not been issued, and 8,021 shares of restricted stock that are expected to vest within 60 days.
(5)
Includes 1,782,703 shares of common stock held by Metropolitan Equity Partners, LLC, 170,398 shares of restricted stock that have fully vested but not been issued and 8,021 shares of restricted stock that are expected to vest within 60 days. Mr. Lisiak serves as Managing Partner of Metropolitan Equity Partners, LLC, which is the Manager of Metropolitan GP Holdings, LLC, Series METVP II ("MetGP II") and Metropolitan GP Holdings, LLC, Series MEIH19 ("MetGP"). MetGP II is the general partner of Metropolitan Venture Partners II, L.P. ("MetVP II") and MetGP is the general partner of Metropolitan MEIH19, LP ("MEIH19"). In addition, Mr. Lisiak is one the members of the board of directors of the general partner of Metropolitan Venture Partners, L.P.
(6)
Includes 285,183 shares of restricted stock that have fully vested but not been issued and 8,021 shares of restricted stock that are expected to vest within 60 days.
(7)
Mr. Rush resigned effective March 31, 2017.

SPECIAL MEETING AND VOTING INFORMATION

Outstanding Voting Securities and Voting Rights

The subject class of securities to which this proxy statement relates is our common stock, $0.0001 par value per share. Each share of common stock is entitles the holder thereof to one vote.
Record Date

Only stockholders of record at the close of business on the record date, April 11, 2017, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. As of the close of business on the record date, the Company had 13,153,160 shares of common stock outstanding and entitled to vote at the Special Meeting.
Information Concerning Proxies; Revocation of Proxies

Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person. All proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement. You may revoke your proxy at any time before it is voted either by (i) filing with the Secretary of the Company, at its principal executive offices, 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Special Meeting, delivering written notice of revocation of your proxy and voting your shares in person.
Solicitation of Proxies

The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Special Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Special Meeting. The Company will pay persons holding common stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage firms, banks and other fiduciaries), for the reasonable expense of forwarding soliciting material to their principals.
Quorum and Certain Voting Matters

A majority of the outstanding shares of common stock must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. There is no cumulative voting. Abstentions will be treated as common stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain common stock, referred to as a broker non-vote, those shares will be considered present for purposes of determining the existence of a quorum but will not be entitled to vote at the Special Meeting.
The affirmative vote holders of a majority of all shares of common stock issued and outstanding and entitled to vote at the Special Meeting will be required to approve the proposed amendment to the Certificate of Incorporation to effect the reverse stock split. The executive officers and directors of the Company and certain of their affiliates, who together own or vote approximately 60.9% of the voting power of the shares outstanding and entitled to vote, have indicated they will vote in favor of the reverse stock split. Because our directors and officers and certain of their affiliates beneficially own a majority of our outstanding shares of common stock, and have indicated their intention to vote in favor of the reverse stock split, we expect that the reverse stock split will be approved regardless of how any other shares of our common stock are voted.
In determining whether the proposed amendment to the Certificate of Incorporation to effect the reverse stock split has received the requisite number of affirmative votes, broker non-votes will have the effect of a negative vote. Under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have the effect of a vote against the proposed amendment to the Certificate of Incorporation to effect the reverse stock split.
Voting of Proxies

Shares represented by properly executed proxies will be voted at the Special Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted “FOR” the proposed amendment to the Certificate of Incorporation to effect the reverse stock split.
Adjournment or Postponement

The Special Meeting may be adjourned or postponed. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting. The favorable vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal, may adjourn the Special Meeting. Any adjournment or postponement of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting was adjourned or postponed. Stockholders are not being asked to provide discretionary authority to postpone or adjourn the Special Meeting in order for additional proxies to be solicited.

FINANCIAL INFORMATION

Summary Historical Financial Information
The following summary of consolidated financial information was derived from our audited consolidated financial statements for the fiscal years ended December 31, 2016 and 2015. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “Where You Can Find More Information”.

PAYBOX CORP
(Formerly Direct Insite Corp.)
CONDENSED BALANCE SHEETS
(in thousands, except share data)

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$ 2,346	$ 2,375
Accounts receivable	1,275	1,444
Prepaid expenses and other current assets	395	405
Total current assets	4,016	4,224
Property and equipment, net	876	934
Deferred tax assets	280	1,195
Other assets	225	247
Total noncurrent assets	1,381	2,376
Total assets	$ 5,397	$ 6,600

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 1,613	$ 1,468
Current portion of capital lease obligations	--	11
Deferred rent	26	37

Total current liabilities	1,639	1,516
Total liabilities	1,639	1,516

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; none issued or outstanding	–	–
Common stock, $0.0001 par value; 50,000,000 shares authorized;13,138,007 and 12,979,536 shares issued and 13,098,080 and 12,939,609 shares outstanding in 2016 and 2015, respectively	1	1
Additional paid-in capital	116,623	116,478
Accumulated deficit	(112,538)	(111,067)
Common stock in treasury, at cost;24,371 shares in 2016 and 2015	(328)	(328)
Total stockholders’ equity	3,758	5,084
Total liabilities and stockholders’ equity	$ 5,397	$ 6,600

PAYBOX CORP
(Formerly Direct Insite Corp.)
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	2016	2015
Revenues:
Recurring	$ 5,303	$ 6,745
Non-recurring	1,209	1,266
Total revenues	6,512	8,011
Operating costs and expenses:
Operations, research and development	3,015	3,389
Sales and marketing	1,468	1,417
General and administrative	2,091	2,321
Amortization and depreciation	230	289
Total operating costs and expenses	6,804	7,416
Operating income (loss)	(292)	595
Other expense	(263)	(4)
Income (loss) before provision for income taxes	(555)	591
Provision for income taxes	(916)	(23)
Net income (loss)	$ (1,471)	$ 568

Basic income (loss) per share	$ (0.11)	$ 0.04

Diluted income (loss) per share	$ (0.11)	$ 0.04

Basic weighted average common shares outstanding	12,989	12,846

Diluted weighted average common shares outstanding	12,989	12,865

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma consolidated balance sheet as of December 31, 2016, and the unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2016 show the pro forma effect of the reverse stock split. The historical amounts for the fiscal year ended December 31, 2016 were derived from the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The reverse stock split assumes that 136,000 shares are purchased at a price of $0.40 per share (subject to any applicable U.S. federal, state and local withholding tax). Adjustments to the pro forma consolidated balance sheet are computed as if the reverse stock split had occurred at December 31, 2016 and gives effect to non-recurring expenses incurred in respect of the reverse stock split. The pro forma consolidated statements of operations are computed as if the reverse stock split had occurred at the beginning of the designated periods and gives effect to the anticipated recurring cost savings.

The pro forma information is not otherwise necessarily indicative of what the Company’s financial position or results of operations actually would have been if the reverse stock split had occurred as of the dates presented, or of the Company’s financial position or results of operations in the future.

PAYBOX CORP
(Formerly Direct Insite Corp.)
PRO FORMA CONDENSED BALANCE SHEET
(in thousands, except share data)

December 31, 2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 2,482
Accounts receivable	1,275
Prepaid expenses and other current assets	395
Total current assets	4,152
Property and equipment, net	876
Deferred tax assets	280
Other assets	225
Total noncurrent assets	1,381
Total assets	$ 5,533

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 1,610
Deferred rent	29
Total current liabilities	1,639
Capital lease obligations, net of current portion	--
Total liabilities	1,639

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; none issued or outstanding	–
Common stock, $0.0001 par value; 50,000,000 shares authorized; 12,996,007 shares issued and 12,820,080 shares outstanding	1
Additional paid-in capital	116,623
Accumulated deficit	(112,348)
Common stock in treasury, at cost; 250,371 shares in 2016, 2015 and 2014	(382)
Total stockholders’ equity	3,894
Total liabilities and stockholders’ equity	$ 5,533

Book value per share attributable to common stockholders	$ 0.43

PAYBOX CORP
(Formerly Direct Insite Corp.)
PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share data)

Revenues:	For the year ended December 31, 2016	For the year ended December 31, 2015
	(Unaudited)	(Unaudited)
Recurring	$ 5,303	$ 6,745
Non-recurring	1,209	1,266
Total revenues	6,512	8,011
Operating costs and expenses:
Operations, research and development	3,015	3,389
Sales and marketing	1,468	1,417
General and administrative	1,416	1,725
Amortization and depreciation	230	289
Total operating costs and expenses	6,129	6,820
Operating income	383	1,191
Other (expense)	-	(4)
Income before provision for income taxes	383	1,187
Provision for income taxes	916	23
Net income	$ (533)	$ 1,164

Basic income per share	$ (0.04)	$ 0.09

Diluted income per share	$ (0.04)	$ 0.09

Basic weighted average common shares outstanding	12,782	12,639

Diluted weighted average common shares outstanding	12,782	12,658

WHERE YOU CAN FIND MORE INFORMATION

The reverse stock split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the reverse stock split. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Matthew Oakes, Chief Executive Officer, Paybox Corp, 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters.
You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public electronically on the SEC’s Website at http://www.sec.gov.
PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

The Company, upon written or oral request, will deliver without charge a separate copy of this proxy statement, as may be requested, to any stockholder at a shared address to which only a single copy of such materials was delivered, as permitted by the SEC.
STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
The following information is being provided in the event that the reverse stock split is not consummated and our common stock is not deregistered under the Exchange Act.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals intended to be presented at the 2017 Annual Meeting of common stockholders must have been received at our principal office not later than January 4, 2017 to be included in the proxy statement for that meeting.
If a stockholder intends to present a proposal for consideration at the 2017 Annual Meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at our principal office by April 18, 2017, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal in our proxy statement.
The deadlines described above are calculated by reference to the mailing date of the proxy materials for our 2016 Annual Meeting.  If the Board changes the date of the 2017 Annual Meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform stockholders.

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of the Stockholders. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
We have not authorized anyone to give any information or make any representation about the reverse stock split or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.
WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY VOTE BY DATING, SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED, OR VOTE BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.
BY ORDER OF THE BOARD OF
DIRECTORS

/s/ Matthew E. Oaks
Matthew E. Oakes
Chairman of the Board of Directors, Chief Executive Officer and President

Dated: April 11, 2017

ANNEX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
PAYBOX CORP

Paybox Corp, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Certificate of Incorporation (the “Effective Date”), each two hundred (200) issued and outstanding shares of the Corporation’s common stock, par value $0.0001 per share, shall be converted into one (1) share of the Corporation’s common stock, par value $0.0001 per share, as constituted following the Effective Date.

THIRD: To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is hereby added immediately after Fourth Section of the Certificate of Incorporation of the Corporation:

“FOURTH. Reverse Stock Split. Effective as of the effectiveness of the amendment to this Certificate of Incorporation (this “Amendment”) and without regard to any other provision of this Certificate of Incorporation, each one (1) share of common stock, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-two hundreth (1/200th) of a fully paid and nonassessable share of common stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any registered holder of fewer than 200 shares of common stock immediately prior to the time this Amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash payment of $0.40 per share (subject to any applicable U.S. federal, state and local withholding tax) on a pre-split basis to each stockholder owning fewer than 200 shares of common stock immediately prior to the effective date of this Amendment.”

FOURTH: That, pursuant to resolution of its Board of Directors, a Special Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which Special Meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this ____________ day of _____________________________, _____.

PAYBOX CORP

By:
Name:
Title:

A-1

ANNEX B

Kidron Fairness Opinion

Kidron Capital Advisors LLC
1450 Broadway| 39th Floor | New York, NY 10018

March 22, 2017

CONFIDENTIAL

The Board of Directors
Paybox Corp
500 East Broward Boulevard
Suite 1550
Fort Lauderdale, Florida 33394

Dear Members of the Board:

The Board (the "Board" or "you") of Paybox Corp ("Paybox" or the "Company") has requested our opinion as to the fairness from a financial point of view (the "Opinion") of the consideration of $0.40 per share of common stock of the Company par value $0.0001 per share (the "Consideration"), to be received by Paybox stockholders whose shares-of common stock will be cashed out as a result of a proposed reverse stock split as detailed in a draft form of proxy statement of the Company on Schedule 14A dated February 24, 2017 (the "Reverse Stock Split").

Kidron Capital Advisors LLC ("Kidron") previously provided an opinion on December 19, 2016 based on available data as of that date. Subsequently, the Company informed Kidron that a significant customer had terminated one of the Company's material agreements, requiring the preparation of revised management projections for the Company's business and a re-evaluation by Kidron of the analysis previously provided. This Opinion supersedes the analysis and opinion previously delivered to the Board of Directors in all respects and such previous analysis and related opinion are hereby withdrawn and should accordingly no longer be relied upon in making any determinations, financial or otherwise, regarding the Company, any proposed transactions involving the stockholders of the Company, or alternatives the Board of Directors may be considering.

In connection with our review of the proposed Reverse Stock Split and the preparation of our Opinion herein, we have, among other things:

I. Reviewed a draft of the proxy statement on Schedule 14A (and a draft of the related Schedule 13E-3) to be delivered to stockholders of Paybox in connection with the Reverse Stock Split (the "Proxy Statement");

II. Reviewed the reported prices and trading activity for Paybox's common stock;

III. Reviewed certain other publicly available information about Paybox;

IV. Reviewed information furnished to us by Paybox's management, including certain audited financial statements and unaudited financial analyses, projections, budgets, reports and other information;

KL2 2990231.1

Kidron

V. Held discussions with various members of senior management of Paybox concerning historical and current operations, financial condition and prospects, including recent financial performance;

VI. Reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to Paybox;

VII. Reviewed the financial terms of selected merger and acquisition transactions involving companies in lines of business that we deemed comparable in certain material respects to the business of Paybox;

VIII. Prepared a discounted cash flow analysis of Paybox on a stand-alone basis; and

IX. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to Paybox as considered appropriate in rendering this Opinion.

In preparing our Opinion, we have relied on and assumed the accuracy and completeness of all financial and other information supplied or otherwise made available to Kidron by Paybox. We have not assumed any responsibility for independent verification of such information or any independent appraisal of Paybox's assets or liabilities (contingent or otherwise). With respect to the audited financials, unaudited financial analyses, financial forecasts, estimates, projections or other information furnished to us by Paybox, we have assumed, without any further independent investigation and analysis, that they have been reasonably prepared in good faith and reflect the best currently available estimates and judgment of the management team as to the expected future financial performance of Paybox, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have also relied upon Paybox to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

In our analyses, we have made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Paybox. Any assumptions made in our analyses are not necessarily indicative of future results or value, which may differ significantly from those assumptions. Estimates of values of companies do not purport to be appraisals or to necessarily reflect the prices at which companies or their securities actually may be sold.

No company or transaction utilized in our analyses was identical to Paybox. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interests, as well as other factors that could affect the public trading markets of companies to which Paybox is being compared. Our comparisons included companies with similar products/services, similar operating or financial characteristics or servicing similar markets or markets displaying certain key similarities to Paybox.

It should be noted that this Opinion is based on economic and market conditions and other circumstances existing on, and information made available prior to, or as of, the date hereof. Kidron has undertaken no, and hereby disclaims any, obligation to update the Opinion after the date hereof to reflect any new developments which might affect any matters or opinions set forth herein.

Kidron has been engaged to render this Opinion to the Board in connection with the proposed Reverse Stock Split and will receive a fee for its services, and the Company has agreed to reimburse

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Member FINRA/SIPC

KL2 2990231.1

Kidron

certain of our expenses arising out of our engagement. No part of Kidron's fee is contingent upon either the conclusion expressed in this Opinion or the consummation of the proposed Reverse Stock Split. In addition, Paybox has agreed to indemnify us against certain liabilities arising out of our engagement. Neither Kidron nor its affiliates currently hold any shares of Paybox. Other than this engagement and the previous engagement regarding our opinion delivered on December 19, 2016, during the two years preceding the date of this Opinion, Kidron has not had any material relationship with any party to the proposed Reverse Stock Split. This Opinion has been approved by Kidron's opinion committee.

The Opinion does not constitute a recommendation to the Board or any stockholders of Paybox regarding the proposed Reverse Stock Split. This Opinion expresses no opinion about the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of the Company. Furthermore, this Opinion should not be construed as creating any fiduciary duty on the part of Kidron to any such party.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by stockholders of Paybox whose shares will be cashed out as a result of the Reverse Stock Split, is fair, from a financial point of view.

Respectfully submitted,

Kidron Capital Advisors LLC

Mark B. Segall
Managing Director

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Member FINRA/SIPC

KL2 2990231.1

ANNEX C

PRELIMINARY COPY

PAYBOX CORP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – May 3, 2017 AT 10:00 A.M. ET
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Matthew E. Oakes, attorney and Proxy with full power of substitution in him, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Paybox Corp, a Delaware Corporation, at the Special Meeting of Stockholders scheduled to be held on May 3, 2017 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY MARKING THE VOTE WITHHELD PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
	INTERNET:	https://www.iproxydirect.com/PBOX
	PHONE:	1-866-752-VOTE(8683)

C-1

SPECIAL MEETING OF THE STOCKHOLDERS OF PAYBOX CORP	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	AGAINST	ABSTAIN
	Proposal to amend the Company's Certificate of Incorporation to effect a 1-for-200 reverse stock split.	☐	☐	☐

CONTROL ID:
REQUEST ID:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ◻
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

MARK HERE FOR ADDRESS CHANGE   ◻ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

C-2